Notice of the 2006 Annual Meeting and Proxy Statement

Pitney Bowes Inc. World Headquarters One Elmcroft Road Stamford, Connecticut 06926-0700 (203) 356-5000

To the Stockholders:

We will hold our 2006 annual meeting of stockholders at 9:00 a.m. on Monday, May 8, 2006 at our World Headquarters in Stamford, Connecticut.

The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of granting a proxy by telephone or Internet, as described on the proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

Michael J. Critelli
Chairman and Chief Executive Officer

Stamford, Connecticut
March 23, 2006

Notice of Meeting:

The annual meeting of stockholders of Pitney Bowes Inc. will be held on May 8, 2006, at 9:00 a.m. at the company’s World Headquarters, One Elmcroft Road, Stamford, Connecticut. Directions to Pitney Bowes’ World Headquarters appear on the back cover page of the proxy statement.

The items of business at the annual meeting are:

1.	Election of four directors.

2.	Ratification of independent registered public accounting firm for 2006.

3.	Approval of Amended and Restated Key Employees’ Incentive Plan.

4.	Approval of the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan.

5.	Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

March 10, 2006 is the record date for the meeting.

This proxy statement and accompanying proxy card are being distributed on or about March 23, 2006.

Amy C. Corn
Corporate Secretary

Proxy Statement

The Annual Meeting and Voting

Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 8, 2006, or at any adjournment or postponement of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

Annual Meeting Admission

An admission ticket, which is required for entry into the annual meeting, is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it to the annual meeting.

If your shares are held in the name of a bank, broker or nominee and you plan to attend the meeting, you must present proof of your ownership of Pitney Bowes stock (such as a bank or brokerage account statement) to be admitted to the meeting.

Who is entitled to vote?

Record stockholders of Pitney Bowes common stock and $2.12 convertible preference stock at the close of business on March 10, 2006 (the record date) can vote at the meeting. As of the record date, 226,496,710 shares of Pitney Bowes common stock and 42,457 shares of $2.12 convertible preference stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date, and 16.53 votes for each share of $2.12 convertible preference stock owned as of the record date.

How do I vote?

You may choose one of three methods to grant your proxy: (1) You may grant your proxy on-line via the Internet. If you have access to the Internet, we encourage you to grant your proxy at the following Web address: www.computershare.com/expressvote. (2) You may instead grant your proxy by telephone (1-800-652-VOTE) or by completing and mailing the enclosed proxy card. (3) Alternatively, you may attend the meeting and vote in person.

May I change my vote?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first proxy; you may vote in person at the meeting; or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you grant your proxy by Internet, telephone or proxy card, you will be considered part of the quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the highest number of votes will be elected. Proposals 2, 3 and 4 will be approved if a majority of the votes cast by the stockholders are voted in favor.

What is the effect of broker non-votes?

Under New York Stock Exchange rules, if your broker holds your shares in its “street” name, the broker may vote your shares on proposals 1 and 2 if it does not receive instructions from you. Your broker may not vote for proposal 3 or 4 unless it receives instructions from you.

If your broker does not vote on one or more agenda items, the effect would be as follows:

Election of Directors. In the election of directors, the four persons receiving the highest number of “FOR” votes will be elected. Broker non-votes have no effect because only a plurality of the votes cast is required to elect a director. However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for”

such election shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend the action to be taken with respect to such offer of resignation.

Proposals 2, 3 and 4. Broker non-votes would not be votes cast and therefore would not be counted either for or against, and would therefore have no effect.

How do Dividend Reinvestment Plan participants or employees with shares in the 401(k) plan vote by proxy?

If you are a stockholder of record and participate in the company’s Dividend Reinvestment Plan, or employee 401(k) plan, you will receive a proxy card with instructions on the three different ways available to you to grant your proxy (through the mail, by telephone, or over the Internet).

Shares held in the company’s 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan directs the trustee to vote shares for which no instructions are received in the same proportion (for, against, abstain or withheld) indicated by the voting instructions given by participants in the plan.

Who will count the votes?

Computershare Trust Company N.A. (“Computershare”) will tabulate the votes and act as Inspector of Election.

Multiple Copies of Annual Report to Stockholders

Our 2005 annual report has been mailed to stockholders together with this proxy statement. It will save the company money, and therefore benefit all stockholders, to eliminate distribution of unnecessary duplicate copies of the annual report. To print and distribute one annual report costs the company approximately $7.00.

If you and other stockholders of record with whom you share an address currently receive more than one copy of the annual report, we will discontinue mailing reports for the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the prompts when you grant your proxy if you are a stockholder of record granting your proxy by telephone or Internet.

At least one account per household must continue to receive the annual report, unless you elect to view future annual reports over the Internet. Mailing of dividends, stockholder investment statements and proxy materials will not be affected by your election to discontinue future duplicate mailings of the annual report. To discontinue or resume the mailing of an annual report to an account, or to consolidate your multiple accounts, call our transfer agent, Computershare, at the special Pitney Bowes toll-free number, 1-800-648-8170 or contact them by mail at P.O. Box 43010, Providence, RI 02940-3010.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Pitney Bowes annual report, please contact that entity to eliminate duplicate mailings.

Electronic Delivery of Annual Report and Proxy Statement

This proxy statement and our 2005 annual report may be viewed online at www.pb.com under the caption “Investor Relations.” If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you grant your proxy by Internet or by telephone. If you choose this option, you will receive a proxy card in mid-March listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Pitney Bowes stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Stockholder Proposals and Other Business for the 2007 Annual Meeting

If a stockholder wants to submit a proposal for inclusion in the company’s proxy material for the 2007 annual meeting, which is scheduled to be held on Monday, May 14, 2007, it must be received by the corporate secretary by November 23, 2006. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the corporate secretary by February 13, 2007. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. The By-laws are posted on the company’s website at www.pb.com under the caption “Our Company-Corporate Governance.” Any stockholder may obtain a copy of the By-laws without charge by writing to the Corporate Secretary at Pitney Bowes Inc., One Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700.

Corporate Governance

Stockholders are encouraged to visit the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance” for information concerning the company’s governance practices, including the Governance Principles of the Board of Directors (which are reprinted on pages 7 to 11 of this proxy statement), charters of the committees of the board, and the Directors’ Code of Business Conduct and Ethics. The company’s Business Practices Guidelines, which is the company’s Code of Ethics for employees, including the company’s chief executive officer and senior financial officers, is also available on the company’s Corporate Governance website.

During 2005, the board of directors amended the Governance Principles, implementing a new policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation.

Board of Directors

The board of directors has conducted its annual review of the independence of each director under the New York Stock Exchange listing standards and the standards of independence set forth in the Governance Principles, which are set forth below (see page 9 of this proxy statement). Based upon its review, the board has concluded in its business judgment that the following directors are independent: Ms. Alvarado, Mr. Campbell, Ms. Fuchs, Mr. Green, Mr. Keyes, Mr. McFarlane, Mr. Menascé, Mr. Roth, Mr. Shedlarz and Mr. Weissman. In its business judgment, the board has also concluded that director nominee David B. Snow, Jr. is independent.

In February 2006, the board of directors appointed Robert E. Weissman, one of the independent directors, to serve as the board’s Presiding Director for a second term of one year.

The Presiding Director serves as the chair of the periodic executive sessions of the board of directors during which neither the sole employee director nor other members of management are present.

The board of directors has established procedures by which stockholders and other interested parties may communicate with the Presiding Director, the independent directors, or the board of directors. Such parties may communicate with the Presiding Director via e-mail at presiding.director@pb.com, or they may write to one or more directors, care of the Corporate Secretary, Pitney Bowes Inc., One Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700.

The board of directors has instructed the corporate secretary to assist the Presiding Director and the board in reviewing all electronic and written communications, as described above, as follows:

(i)	Customer, vendor or employee complaints or concerns are investigated by management and copies are forwarded to the Presiding Director;

(ii)	If any complaints or similar communications regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by the corporate secretary to the General Auditor and to the Chairman of the Audit Committee for review and copies will be forwarded to the Presiding Director. Any such matter will be investigated in accordance with the procedures established by the Audit Committee;

(iii)	Other communications raising matters that require investigation will be shared with appropriate members of management in order to permit the gathering of information relevant to the directors’ review, and will be forwarded to the director or directors to whom the communication was addressed.

Except as provided above, the corporate secretary will forward written communications to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

It is the longstanding practice and the policy of the board of directors that the directors attend the annual meeting of stockholders. Nine directors attended the May 2005 annual meeting, while one member was unable to attend.

     GOVERNANCE PRINCIPLES OF THE
BOARD OF DIRECTORS OF PITNEY BOWES INC.

The Board of Directors of Pitney Bowes Inc. has adopted the Governance Principles set forth below as a framework for the governance of the Company. The Governance Committee reviews these Governance Principles annually and recommends changes to the Board of Directors as appropriate.

1. Role and Responsibilities of the Board of Directors. The Board of Directors is elected by the Company’s stockholders to oversee the management and conduct of the Company’s businesses by its chief executive officer and other officers and employees, to enhance the long-term value of the Company for the benefit of its stockholders. In fulfilling its obligations, the core responsibilities of the Board of Directors are:

  To select, evaluate, and compensate the chief executive officer.
  To oversee management succession planning.
  To provide counsel and oversight in the selection and evaluation, and to approve the compensation, of senior management.
  To review and approve the Company’s material capital allocations and expenditures, and material transactions not in the ordinary course of business.
  To review and approve the management’s strategic plans and long-term goals.
  To provide counsel and oversight with respect to corporate performance, and evaluate results compared to the strategic plans and other long-range goals.
  To review and monitor the Company’s financial controls and reporting systems.
  To review and approve the Company’s financial standards, policies, and plans.
  To review the Company’s ethical standards and legal compliance efforts, and to assess from time to time the continued effectiveness of the programs established to prevent, detect, and report violations of law or Company policy.
  To provide counsel and oversight with respect to relations with stockholders, customers, employees, and the communities in which the Company operates.
  To identify candidates for election to the Board.

2. Committees. The Board performs many of its responsibilities with the assistance of committees. The Board has seven standing Committees: Audit, Executive Compensation, Governance, Executive, Finance, Corporate Responsibility, and E-commerce and Technology. The Board may also establish and maintain other Committees from time to time as it deems necessary and appropriate. Each standing Committee operates under a written charter that sets forth the purposes and responsibilities of the committee as well as qualifications for Committee membership. Both the Audit and Executive Compensation Committees (each in conjunction with the Governance Committee) and the Governance Committee annually review their respective charters and recommend changes to the Board as appropriate. All standing Committees report regularly to the full Board with respect to their activities.

The Governance Committee considers and makes recommendations to the Board regarding Committee size, structure, composition and functioning. Committee members and chairpersons are recommended to the Board by the Governance Committee and appointed by the full Board. The chair of each Committee determines the frequency, length and agenda of the Committee’s meetings.

3. Qualifications of Directors. Members of the Board of Directors should conduct themselves in accordance with the highest standards of integrity and ethical behavior in the discharge of their duty to safeguard the long-term interests of the stockholders. The Board should be comprised of such number of directors as the Board considers optimal to promote a productive group deliberation and decision process. As a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented for the benefit of the Company’s stockholders. While all Directors should possess business acumen and must exercise sound judgment in their oversight of the Company’s operations, the Board endeavors to include an array of targeted skills and experience in its overall composition rather than requiring every Director to possess the same skills, perspective, and interests. Criteria that the Board looks for in Board candidates include, among other things, an individual’s business experience and skills, judgment, independence, integrity, and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests.

The Board, with the assistance of the Governance Committee, is responsible for assembling appropriate expertise within its membership as a whole, including financial literacy and expertise needed for members of the Audit Committee as required by applicable law and New York Stock Exchange listing standards. The Governance Committee is responsible for reviewing and revising, as needed, criteria for the selection of Directors, and from time to time, reviews and updates the Board candidate profile utilized in the context of a Director search, in light of the current needs of the business and the experience and talent then represented on the Board. The Governance Committee reviews the qualifications of Director candidates in light of the criteria approved by the Board and recommends candidates to the Board for election by the stockholders at the Annual Stockholders Meeting.

While the Board does not believe it appropriate to establish an arbitrary limit with respect to the number of public company boards upon which a Director may serve, the Board shall evaluate whether each Director evidences the ability to devote sufficient and significant time for service on the Company’s Board. Any Director intending to stand for election to the Board of Directors of an additional public company must provide advance notice to the Governance Committee Chair and the Chief Executive Officer.

4. Voting for Directors. Any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation.

5. Director Evaluation and Tenure. The Board of Directors conducts a self-assessment of its performance each year using these Governance Principles as a tool against which performance is measured. The self-assessment process is also used as an opportunity to identify process improvements (i) to provide the Board with appropriate and adequate information in a timely fashion and (ii) to promote a high degree of engagement in the Board’s discussions and deliberations. In addition to the annual Board of Directors’ self-assessment, the attendance and contribution of each Board member is thoroughly reviewed every time the member is recommended by the Governance Committee for reelection by the stockholders.

The Board of Directors establishes and oversees processes by which the Committees of the Board evaluate their performance as measured against their responsibilities as set forth in the respective Committee charters. Each of the Committees of the Board conducts an annual performance evaluation and reports the results of the evaluation to the Board.

Directors who retire from their employment or who otherwise significantly change their position at any time while a member of the Board must notify the Governance Committee Chair of such change. The Governance Committee then reviews the continued appropriateness of Board membership under these circumstances, and reports its recommendation to the Board of Directors.

Directors must retire from the Board no later than the Annual Stockholders Meeting following attainment of age seventy.

6. Composition and Independence of the Board and its Committees. The Board is divided into three classes, as nearly equal in number as possible, with staggered terms of three years each, so that the term of one class expires at each Annual Stockholders Meeting. Accordingly, Directors typically stand for reelection every three years.

A substantial majority of the Directors are independent. In accordance with longstanding Company practice, it is the expectation and strong preference of the Board that all but the employee Director(s) be independent. No more than two Directors should be employees of the Company. All Committees, except the Executive Committee, are comprised solely of independent directors. The Company does not maintain consulting relationships with any of its non-employee Directors or any of their family members for which a fee or other remuneration is paid, outside of the Director’s compensation as a Director of Pitney Bowes.

An “independent” director is a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board. The Board of Directors determines on an annual basis whether each Director is independent based upon the recommendation of the Governance Committee and all relevant facts and circumstances appropriate for consideration in the judgment of the Board. The Board applies the following standards in assessing independence:

No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if:

(i)	the Director was employed by the Company within the preceding three years;

(ii)	an immediate family member of the Director was employed by the Company as an executive officer within the preceding three years;

(iii)	the Director is a current partner or employee of the Company’s independent auditor, or was, within the preceding three years (but is no longer) a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time;

(iv)	an immediate family member of the Director is a current partner of the Company’s independent auditor, or is a current employee of the Company’s independent auditor participating in the audit firm’s audit, assurance or tax compliance (but not tax planning) practice, or was, within the preceding three years (but is no longer) a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time;

(v)	within the preceding three years, an executive officer of Pitney Bowes was on the compensation committee of the Board of Directors of a company at the same time the company employed the Pitney Bowes Director or an immediate family member of the Director as an executive officer;

(vi)	during any 12-month period within the preceding three years, the Director received any direct compensation from the Company in excess of $100,000, other than compensation for Board service and pension or other forms of deferred compensation for prior service with the Company;

(vii)	during any 12-month period within the preceding three years, an immediate family member of the Director received any direct compensation from the Company in excess of $100,000, other than compensation for service as a non-executive employee of the Company;

(viii)	another company where the Director is a current executive officer or employee made payments to or received payments from Pitney Bowes for property or services in an amount that, in any single fiscal year within the preceding three fiscal years, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues;

(ix)	another company where a member of the Director’s immediate family is a current executive officer made payments to or received payments from Pitney Bowes for property or services in an amount that, in any single fiscal year within the preceding three fiscal years, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

(x)	Pitney Bowes’ discretionary charitable contributions to an organization where the Director or the Director’s spouse serves as an officer, director or trustee exceeded, in any single fiscal year within the preceding three years, the greater of $1 million or two percent of that organization’s consolidated gross revenues. (Pitney Bowes’ employee and Director matching charitable gifts programs will not be included in the amount of Pitney Bowes’ contributions for this purpose.)

The conclusions of the Board regarding the independence of each Director are disclosed in the Company’s proxy statement for each Annual Stockholders Meeting.

7. Evaluation of the Chief Executive Officer. The performance of the Chief Executive Officer is reviewed annually by the independent Directors. On an annual basis, at a joint meeting of the Governance Committee and the Executive Compensation Committee, at which the chair of the Governance Committee presides, the performance and achievements of the Chief Executive Officer, as well as areas for development, are reviewed in executive session. At a subsequent executive session of independent Directors, the Governance Committee chair presents a summary of the joint committees’ discussion regarding the Chief Executive Officer’s performance, and leads a discussion with the independent Directors. Feedback is then provided directly to the Chief Executive Officer, on behalf of the independent Directors, by the chair of the Governance Committee. The evaluation is used by the Executive Compensation Committee and the other independent Directors when considering and approving the compensation of the Chief Executive Officer.

8. Review of Management and Succession Planning. The Governance Committee assesses the Company’s long-term succession plan, as well as its plan for a near-term or temporary replacement of the Chief Executive Officer in case of emergency or where the Chief Executive Officer is disabled or otherwise unable to perform his duties. The Governance Committee meets in executive session on an annual basis with the Chief Executive Officer and the Senior Vice President and Chief Human Resources Officer to identify potential successors to the position of Chief Executive Officer and other senior management positions and, as appropriate, recommends changes in the Company’s succession plan to the independent Directors for approval.

Each year the Board of Directors reviews the performance and development of members of senior management and updates its long-term succession plan, as well as its plan for a near-term or temporary replacement of the Chief Executive Officer in case of emergency or where the Chief Executive Officer is disabled or otherwise unable to perform his duties. The independent Directors may discuss with the current Chief Executive Officer his observations and recommendations for a successor, and will conduct a separate discussion in executive session to update the succession plan.

9. Executive Sessions. The independent Directors hold regular meetings in executive session, outside of the presence of any member of Company management. Such sessions are chaired by a Presiding Director, who is an independent Director appointed by the other independent Directors for a term of one year based upon the recommendation of the Governance Committee. The name of the Presiding Director is disclosed in the Company’s proxy statement each year, and is available on the Company’s website, together with information to permit interested parties to contact him or her. It is the prerogative of each Board Committee to exclude members of management from any meeting or discussion held by such Committee at any time. It is the practice of the Audit, Executive Compensation, and Governance Committees to meet in executive session from time to time. The Audit Committee also meets separately, in periodic private sessions, with each member of management, the General Auditor and the Company’s independent auditor.

10. Board Process and Deliberation. The Chairman and Chief Executive Officer establishes the agenda for each Board meeting. Directors are encouraged to suggest the inclusion of items on the agenda. In the annual Board self-evaluation, the Directors will also be asked to give feedback on topics that require more attention from the Board.

Board decisions must be made on the basis of adequate information and after careful and unhurried consideration. Information and data that are important to the Board’s understanding of the business are generally distributed in writing to the Board before it meets, unless the sensitivity of the information dictates that it be presented only at the meeting. Complex and very important subjects should be presented over an extended enough period of time to permit discussion at more than one meeting, as the Board sees fit.

11. Director Access to Management. It is the Company’s practice to create opportunities for Directors to meet with members of management on a routine basis outside the presence of the Chief Executive Officer.

Members of the Board of Directors are encouraged to contact or to meet privately with members of Company management, as part of their responsibilities as Directors.

12. Director Compensation. The philosophy, or objectives, of the Board of Directors compensation program are to:

(i)	enable the Board to attract and retain the talent needed to fulfill the responsibilities of the Board in a superior and independent fashion;

(ii)	align the interests of the Directors with the long-term interests of shareholders through share ownership; and

(iii)	compensate Directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals, and to reflect those activities that require the greatest Board focus.

The compensation policy of the Company, or the means by which the Board compensation philosophy will be realized, is as follows:

In recognition of the commitment, service and capacity Directors provide to Pitney Bowes, the Company will provide each Director with compensation consisting of:

(i)	an annual cash retainer;

(ii)	an annual equity award of restricted common stock;

(iii)	Board and Committee meeting fees; and

(iv)	a fee for service as Committee chairpersons with higher fees for those Committees that require enhanced efforts.

In establishing the amount of the cash retainer, the equity award and the fees, it is the Company’s intention that the total compensation of Directors be competitive with compensation of directors of companies in the Fortune 100 to 300 companies.

The Governance Committee of the Board reviews the director compensation policy periodically and will, if it deems appropriate, consult from time to time with an independent compensation consultant as to the competitiveness of the program.

The Board of Directors maintains Director Stock Ownership Guidelines, which are available on the Company’s governance website.

13. Director Orientation and Continuing Education. Directors commencing service on the Company’s Board of Directors maximize their individual effectiveness by participating at the earliest possible time in an orientation process. Accordingly, each new Director participates in a Company orientation program designed to familiarize the Director with the Company’s businesses, including short and long-term strategy, the nature of its stockholder base, its senior management team, its values, including ethics policies, its internal control environment, systems for detecting, preventing and reporting infractions of policy and law, the structure of and processes employed by the Board of Directors and its committees, and the responsibilities of Directors.

The Board of Directors recognizes the value of continuing education for Directors both within and outside the Company. Accordingly, in addition to Director education programs conducted in the context of or as an adjunct to a Board of Directors meeting (e.g., presentations by subject matter experts, visits to Company facilities, in-depth briefings by business unit heads), the Company makes available to its Directors information regarding externally conducted Director education programs, and reimburses Directors for the reasonable cost of participating in such programs upon review and approval of the Governance Committee.

14. Retention of External Advisors. The Board of Directors may retain at Company expense such external advisors as they deem appropriate in the discharge of their responsibilities. The Audit, Executive Compensation, and Governance Committees have the authority to retain external advisors consistent with the provisions of their respective charters.

Board Committees

During 2005, each director attended at least 75% of the total number of board meetings and meetings held by the board committees on which he or she served. The board of directors met seven times in 2005, and the independent directors met in executive session, without any member of management in attendance, six times. (Two of the seven board meetings were held on consecutive days in November, with one executive session being held at the conclusion of the second meeting.)

Members of the board serve on one or more of the seven committees described below. Mr. Critelli, the sole employee director, serves as the chair of the Executive Committee. The members of all other board committees are independent directors pursuant to New York Stock Exchange independence standards. Each committee of the board operates in accordance with a charter. All board committee charters are posted on the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance.”

E-Commerce
		Corporate	and		Executive
Name	Audit	Responsibility	Technology	Executive	Compensation	Finance	Governance

Linda G. Alvarado		X*				X

Colin G. Campbell				X	X		X*

Michael J. Critelli				X*

Anne Sutherland Fuchs		X	X

Ernie Green		X	X*

James H. Keyes	X				X*		X

John S. McFarlane			X			X	X

Eduardo R. Menascé			X		X

Michael I. Roth	X			X		X*	X

David L. Shedlarz	X*	X				X

Robert E. Weissman	X			X	X		X

* Committee Chair

The Audit Committee, which met five times in 2005, monitors the financial reporting standards and practices of the company and the company’s internal financial controls to confirm compliance with the policies and objectives established by the board of directors and oversees the company’s law and ethics compliance programs. The committee appoints an independent registered public accounting firm to conduct the annual audits, and discusses with the company’s independent registered public accountants the scope of their examinations, with particular attention to areas where either the committee or the independent registered public accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent registered public accounting firm’s report, invites the independent registered public accounting firm’s recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the independent registered public accountants and approves their fees. It also reviews the company’s internal accounting controls and the scope and results of the company’s internal auditing activities, and submits reports and proposals on these matters to the board.

The board of directors has determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined by regulation of the Securities and Exchange Commission.

The Corporate Responsibility Committee, which met four times in 2005, monitors the company’s policies and programs concerning stockholders, customers, employees, and the communities in which the company operates. The policies and programs that the committee monitors include employee relations, customer relations, procurement, product stewardship, investor relations, postal matters, community affairs, government relations, philanthropy, environmental health and safety, and emergency preparedness and crisis management.

The E-Commerce and Technology Committee, which met five times in 2005, monitors the company’s programs for electronic commerce-based product offerings and its technology development and partnering initiatives, and has primary responsibility for reviewing the company’s network security and privacy standards and policies. The committee also reviews these programs in the context of the company’s long-term strategic planning in both new and existing businesses and markets.

The Executive Committee, which met once in 2005, can act, to the extent permitted by applicable law and the company’s Restated Certificate of Incorporation and its By-laws, on all matters concerning management of the business which may arise between scheduled board of directors meetings, unless otherwise limited by the committee’s charter.

The Executive Compensation Committee, which met six times in 2005, oversees the company’s executive compensation program, including establishing the company’s executive compensation policies and undertaking an annual review of all components of compensation to confirm that the company’s objectives are appropriately achieved. The committee is also responsible for certain administrative aspects of the company’s compensation plans (see “Executive Officer Compensation” beginning on page 25) and the Pitney Bowes Employee Stock Purchase Plan, as amended and restated, and approves administrative changes in such plans. Any material plan amendments are recommended by the committee for approval by the independent directors of the board. The committee also establishes performance targets, and grants incentives in the forms permitted under the Pitney Bowes Inc. Key Employees’ Incentive Plan (“KEIP”), and grants incentives to the key executives (other than the chief executive officer and the chief operating officer) under The Pitney Bowes Stock Plan. Grants under any company compensation plan, including the KEIP and The Pitney Bowes Stock Plan, to the chief executive officer (as described on page 34) or to the chief operating officer are recommended by the Executive Compensation Committee and approved by the independent directors of the board.

The Finance Committee, which met seven times in 2005, reviews the company’s financial condition and evaluates significant financial policies, oversees the company’s retirement plans, advises management and recommends financial action to the board. The committee’s duties include monitoring the company’s current and projected financial condition, reviewing and approving major investment decisions, and overseeing the financial operations of the company’s retirement, savings, and post-retirement benefit plans and retirement funds to confirm that plan liabilities are adequately funded and plan assets are prudently managed. The committee recommends for approval by the board the establishment of new plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans.

The Governance Committee, which met six times in 2005, recommends nominees for election to the board of directors, determines the duties of and recommends membership in the board committees, reviews executives’ potential for growth, reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board, and, with the chief executive officer, is responsible for succession planning and ensuring management continuity. The committee reviews and evaluates the effectiveness of board administration and its governing documents, and reviews and monitors company programs and policies relating to directors.

The Governance Committee generally identifies qualified candidates for nomination for election to the board of directors from a variety of sources, including other board members, management, and stockholders. The Governance Committee also retains a third party search firm to assist the Committee members in identifying and evaluating potential nominees for the board.

Stockholders wishing to recommend a candidate for consideration by the Governance Committee may do so by writing to the Corporate Secretary, Pitney Bowes Inc., One Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700. Recommendations submitted for consideration by the committee in preparation for the 2007 annual meeting of stockholders must be received by January 2, 2007, and must contain the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of the company’s stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and (vi) the candidate’s written, signed consent to serve if elected.

The committee evaluates candidates recommended by stockholders based on the same criteria it uses to evaluate candidates from other sources. The Governance Principles of the Board, reprinted on pages 7 through 11 of this proxy statement, and posted on the company’s Corporate Governance web-site at www.pb.com under the caption “ Our Company – Corporate Governance,” include a description of director qualifications. Among the qualifications considered by the committee are the candidate’s integrity and ethics, business acumen, experience and skills, independence, sound judgment, and his or her ability to commit sufficient time and attention to the activities of the board.

If the Governance Committee believes that a potential candidate may be appropriate for recommendation to the board, there is generally a mutual exploration process, during which the committee seeks to learn more about the candidate’s qualifications, background and interest in serving on the board, and the candidate has the opportunity to learn more about the company, the board, and its governance practices. The final selection of the board’s nominees is within the sole discretion of the board of directors.

Alternatively, as referenced on page 5 of this proxy statement, stockholders intending to appear at a stockholders’ meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the board of directors does not intend to nominate the candidate or where the Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Article II, Section 6 of the company’s By-laws. The By-laws are posted on the company’s Corporate Governance website.

Directors’ Compensation

Directors’ Fees. During 2005, each director who was not an employee of the company received an annual fee of $45,000 and a meeting fee of $1,500 for each board and committee meeting attended. Committee chairs (except for the Audit Committee chair) receive an additional $1,500 for each committee meeting that they chair, and the Audit Committee chair receives an additional $2,000 for each Audit Committee meeting chaired.

All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

The board of directors maintains directors’ stock ownership guidelines, requiring, among other things, that each director accumulate and retain a minimum of 7,500 shares of company common stock within five years of becoming a director of Pitney Bowes.

The directors’ stock ownership guidelines are available on the company’s website at www.pb.com under the caption “Our Company - Corporate Governance.”

Directors’ Stock Plan. Under the Directors’ Stock Plan, each director who is not an employee of the company receives an annual award of 1,400 shares of restricted stock. The shares carry full voting and dividend rights but, unless certain conditions are met, may not be transferred or alienated until the later of (i) termination of service as a director, or, if earlier, the date of a change of control, and (ii) the expiration of the six-month period following the grant of such shares. The Directors’ Stock Plan permits certain dispositions of stock granted under the restricted stock program provided that the director effecting the disposition had accumulated and will retain 7,500 shares of common stock. Permitted dispositions are limited to (i) transfer to a family member or family trust or partnership, and (ii) donations to charity after the expiration of six months from date of grant. The original restrictions would continue to apply to the donee except that a charitable donee would not be bound by the restriction relating to termination of service from the board.

Since the approval of the Directors’ Stock Plan by stockholders in 1991, the common stock of the company has twice undergone a two-for-one split, in 1992 and 1997, respectively. In addition, the annual grant was increased in 1997 in connection with the discontinuation of the Directors’ Retirement Plan, as described below. On May 9, 2005, an aggregate of 12,600 restricted shares was awarded, with each of the nine non-employee directors then serving receiving 1,400 shares of restricted common stock. Ms. Fuchs received a grant of restricted stock prorated to reflect the number of months of service as a director for the twelve-month period ending May 8, 2006. Ms. Fuchs was granted 963 shares of restricted stock as of September 1, 2005. Regular quarterly dividends or dividend equivalents are paid with respect to these shares. Ownership of shares granted under the Directors’ Stock Plan is reflected in the table on page 16 showing security ownership of directors and executive officers.

Directors’ Deferred Incentive Savings Plan. The company maintains a Directors’ Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally “invested” in any combination of several institutional investment funds. Deferral elections made with respect to plan years prior to 2004 also included as an investment choice the ability to invest in options to purchase common stock of the company. The number of options granted was calculated by dividing the cash amount deferred by the individual director by the fair market value of the shares on the date of the option grant, and multiplying that quotient by two.

Stock options selected by directors as an investment vehicle for deferred compensation were granted through the Directors’ Stock Plan. The Directors’ Stock Plan permits the exercise of stock options granted after October 11, 1999 during the full remaining term of the option by directors who have terminated service on the board, provided that service on the board is terminated (i) after ten years of service on the board, or (ii) due to director’s death or disability, or (iii) due to the director having attained mandatory directors’ retirement age. The Directors’ Stock Plan also permits the donation of vested stock options, regardless of the date of grant, to family members and family trusts or partnerships.

Directors’ Retirement Plan. The company’s Directors’ Retirement Plan was discontinued, and the benefits previously earned by directors were frozen as of May 12, 1997. Under this plan, there is no benefit paid to a director who served for less than five years as of May 12, 1997. A director who had met the five-year minimum vesting requirement as of May 12, 1997 will receive an annual retirement benefit calculated as 50 percent of the director’s retainer in effect as of May 12, 1997, and a director with more than five years of service at retirement will receive an additional 10 percent of such retainer for each year of service over five, to a maximum of 100 percent of such retainer for ten or more years of service. The annual retainer fee in effect as of May 12, 1997, was $30,000. The annual retirement benefit is paid for life.

The chart below reflects total compensation paid to each non-employee director, including the value of the restricted stock grant, for 2005.

	2005 Compensation of Non-Employee Directors
	Annual	Board	Chair and	Restricted
	Board	Meeting	Committee	Stock
Director	Retainer	Fees	Meeting Fees	Award Value(1)	Total

Ms. Alvarado*	$45,000	$10,500	$19,500	$63,056	$138,056
Mr. Campbell*	$45,000	$10,500	$27,000	$63,056	$145,556
Ms. Fuchs**	$15,000	$4,500	$6,000	$41,708	$67,208
Mr. Green*	$45,000	$10,500	$22,500	$63,056	$141,056
Mr. Keyes*	$45,000	$10,500	$28,500	$63,056	$147,056
Mr. McFarlane*	$45,000	$10,500	$22,500	$63,056	$141,056
Mr. Menascé	$45,000	$10,500	$16,500	$63,056	$135,056
Mr. Roth*	$45,000	$7,500	$36,000	$63,056	$151,556
Mr. Shedlarz*	$45,000	$10,500	$25,000	$63,056	$143,556
Mr. Weissman	$45,000	$10,500	$21,000	$63,056	$139,556

*	Committee Chair (receives additional $1,500 fee per meeting chaired; Audit Chair receives additional $2,000 per meeting chaired)

**	Compensation paid to Ms. Fuchs reflects service since she joined the board in September 2005.
(1)
Represents the fair market value of 1,400 shares of Restricted Stock as of May 9, 2005, except that the fair market value of Ms. Fuchs’ grant of 963 shares of Restricted Stock is as of September 1, 2005.

	SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
		Shares	Options
		Deemed to	Exercisable
Title of		be Beneficially	Within
Class of Stock	Name of Beneficial Owner	Owned(a)(b)(c)	60 Days(d)	% of Class

Common	Linda G. Alvarado	20,628	—	*
Common	Colin G. Campbell	14,810	—	*
Common	Anne Sutherland Fuchs	1,963	—	*
Common	Ernie Green	29,719	14,536	*
Common	James H. Keyes	16,128	3,928	*
Common	John S. McFarlane	17,360	7,136	*
Common	Eduardo R. Menascé	6,792	__	*
Common	Michael I. Roth	28,417	9,017	*
Common	David L. Shedlarz	9,092	—	*
Common	Robert E. Weissman	9,250	139	*
Common	Michael J. Critelli	1,562,002	1,261,081	*
Common	Murray D. Martin	603,372	493,274	*
Common	Bruce P. Nolop	341,535	255,184	*
Common	Michele Coleman Mayes	114,129	112,500	*
Common	Patrick J. Keddy	94,838	83,884	*

Common	All executive officers and directors as a group (24)	3,717,662	2,995,211	1.6%

*	Less than 1% of Pitney Bowes Inc. common stock.

(a)	These shares represent common stock beneficially owned as of March 1, 2006 and shares for which such person has the right to acquire beneficial ownership within 60 days thereafter.

(b)	Other than with respect to ownership by family members, the reporting persons have sole voting and investment power with respect to the shares listed.

(c)	Includes shares that are held indirectly through the Pitney Bowes 401(k) Plan and its related excess plan.

(d)	The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of March 1, 2006 by exercising outstanding stock options.

Beneficial Ownership

The only persons or groups known to the company to be the beneficial owners of more than five percent of any class of the company’s voting securities are reflected in the chart below. The following information is based solely upon Schedules 13G filed by the entities shown with the Securities and Exchange Commission as of the date appearing below.

Name and Address of Beneficial Owner	Amount and Nature of	Percent of
	Beneficial Ownership	Common

Dodge & Cox
555 California Street, 40th Floor	13,243,350(a)	5.8%
San Francisco, CA 94104

Capital Research and Management Company
333 South Hope Street, 53rd Floor	12,507,100(b)	5.5%
Los Angeles, CA 90071

NWQ Investment Management Company, LLC
2049 Century Park East, 16th Floor	12,140,848(c)	5.3%
Los Angeles, CA 90067-1905

(a)	As of December 31, 2005, Dodge & Cox, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power with respect to such shares, sole voting power with respect to 12,376,000 shares and shared voting power with respect to 140,300 shares.

(b)	As of December 31, 2005, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power with respect to such shares and sole voting power with respect to 3,992,200 shares. Capital Research and Management Company is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(c)	As of December 31, 2005, NWQ Investment Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power with respect to such shares and sole voting power with respect to 10,253,289 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered “officers” of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (“Reporting Persons”) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company’s securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. The company believes that all such forms have been timely filed for 2005.

Proposal 1: Election of Directors

The board of directors has eleven members. The board is divided into three classes whose terms of office end in successive years.

Mr. Critelli, Mr. Roth and Mr. Weissman were elected last year to three-year terms expiring in 2008.

Ms. Alvarado, Mr. Green, Mr. McFarlane and Mr. Menascé were elected to terms expiring in 2007. As previously announced by the company, effective September 1, 2005, the Governance Committee (consisting of five non-employee directors, whose names are set forth on page 12) recommended, and the board approved, increasing the number of directors by one, to a total of eleven, and electing Anne Sutherland Fuchs to the board. In compliance with the requirement contained in the company’s Restated Certificate of Incorporation and in its By-laws that the classes of directors be as near to equal in number as possible, Ms. Fuchs was elected to the class of directors whose terms expire in 2006.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Ms. Fuchs, Mr. Keyes, Mr. Shedlarz and Mr. Snow at this meeting to three-year terms expiring at the 2009 annual meeting. Ms. Fuchs and Mr. Snow, who are standing for election by the stockholders for the first time, were identified by a third party search firm retained by the Governance Committee for that purpose, and were recommended for election and nomination, respectively, by the Governance Committee after an extensive search process. Mr. Campbell, whose term expires at the May 2006 annual meeting, will be retiring from the board as of May 8, 2006, having attained director’s retirement age.

Information about each nominee for director and each incumbent director, including the nominee’s or incumbent’s age as of March 1, 2006, is set forth on page 18. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal 1 for all other nominees, or grant your proxy by telephone or the Internet as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced. At the annual meeting, proxies cannot be voted for more than the four director nominees.

Vote Required

A plurality of the votes cast is required for the election of directors. This means that the four nominees for director, as shown in this proxy statement, receiving the highest number of votes will be elected. However, pursuant to the policy adopted by the Board of Directors in 2005, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation.

The board of directors recommends that stockholders vote FOR the election of the following nominees:

NOMINEES FOR ELECTION TO TERMS EXPIRING AT THE 2009 ANNUAL MEETING

Anne Sutherland Fuchs, 58, consultant to private equity firms. Chair of the Commission on Women’s Issues for New York City since 2002. Formerly executive vice president, LVMH Moët Hennessy Louis Vuitton, a leading luxury products group, March - December 2002, and global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, July 2001-February 2002; senior vice president and group publishing director, Hearst Magazines, 1994–2001. Director since 2005. (Also a director of Gartner, Inc.)	James H. Keyes, 65, retired chairman, Johnson Controls, Inc., a supplier of automotive systems and facility management and control. Formerly chairman, 2003, and chairman and chief executive officer, 1993-2002, Johnson Controls, Inc. Director since 1998. (Also a director of LSI Logic Corporation and Navistar International Corporation.)

David L. Shedlarz, 57, vice chairman, Pfizer Inc., a pharmaceutical, consumer and animal products health company, since March 2005. Formerly executive vice president and chief financial officer, 1999-2005, Pfizer Inc. Director since 2001.	David B. Snow, Jr., 50, chairman and chief executive officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager. Formerly president and chief operating officer of WellChoice, Inc., 2001-2003. Director nominee. (A director of Medco Health Solutions, Inc.)

INCUMBENT DIRECTORS WHOSE TERMS EXPIRES AT THE 2008 ANNUAL MEETING

Michael J. Critelli, 57, chairman and chief executive officer of Pitney Bowes Inc. Director since 1994. (Also a director of Eaton Corporation.)	Michael I. Roth, 60, chairman and chief executive officer, The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company. Formerly chairman of the board, The Interpublic Group of Companies, Inc., 2004-2005; chairman and chief executive officer, The MONY Group Inc., 1993-2004. Director since 1995. (Also a direc tor of Gaylord Entertainment Company and The Interpublic Group of Companies, Inc.)
Robert E. Weissman, 65,retired chairman, IMS Health Incorporated, a leading provider of information solutions to the phar maceutical and healthcare industries. Director since 2001. (Also a director of Cognizant Technology Solutions and State Street Corporation.)

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING

Linda G. Alvarado, 54, president and chief executive officer of Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development firm. Director since 1992. (Also a director of Lennox International, Inc., 3M Company, The Pepsi Bottling Group Inc., and Qwest Communications International, Inc.)	Ernie Green, 67, president of Ernie Green Industries, Inc., a manufacturer of automotive components. Director since 1997. (Also a director of Dayton Power & Light, Inc. and Eaton Corporation.)
John S. McFarlane, 57, former chief executive officer of Ascendent Telecommunications Inc., a leading provider of enterprise voice mobility solutions, 2004-2005. Formerly president and chief executive officer of Nexsi Systems Corporation, a developer of high-end network infrastructure and bandwidth management services, 2001-2002; and President, Network Service Provider Division, Sun Microsystems, Inc., a network computing product and service company, 1999-2001. Director since 2000. (Also a director of Exar Corporation.) (Nexsi Systems, a private corporation, filed for protection under Chapter 7 of the U.S. Bankruptcy Laws on May 17, 2002.)	Eduardo R. Menascé, 60, retired president, since December 31, 2005, Enterprise Solutions Group, Verizon Communications Inc., a leading provider of wireline and wireless communications. Director since 2001. (Also a director of KeyCorp and Hillenbrand Industries, Inc.)

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that was last amended in July 2005, a copy of which is annexed to this proxy statement. The Audit Committee represents and assists the board of directors in overseeing the financial reporting process and the integrity of the company’s financial statements. The committee is responsible for retaining the independent registered public accounting firm and pre-approving the services they will perform, and for reviewing the performance of the independent registered public accounting firm and the company’s internal audit function. The board of directors, in its business judgment, has determined that all four members of the committee are “independent,” as required by applicable listing standards of the New York Stock Exchange.

In the performance of its responsibilities, the committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm their independence.

Based upon the review of information received and discussions as described in this report, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 13, 2006.

The Audit Committee of the board of directors

David L. Shedlarz, Chair
James H. Keyes
Michael I. Roth
Robert E. Weissman

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2006

The Audit Committee of the board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm for Pitney Bowes for 2006. Although not required by law, as a matter of corporate governance this matter is being submitted to the stockholders for ratification. If this proposal is not ratified at the annual meeting by the affirmative vote of a majority of the votes cast, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers as its independent registered public accounting firm. PricewaterhouseCoopers has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. A representative from PricewaterhouseCoopers will attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the company by PricewaterhouseCoopers as of or for the years ended December 31, 2005 and 2004, were (in millions):

	2005	2004

Audit	$10.2	$$6.5
Audit Related	1.3	1.3
Tax	1.2	1.0
All Other	—	—

Total	$12.7	$8.8

The Audit fees for the years ended December 31, 2005 and 2004 respectively, were for professional services rendered for the audits of the consolidated financial statements of the company, financial statements of selected subsidiaries and internal control over financial reporting, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission. The significant increase from 2004 is due to the audit of the stand alone financial statements of the Capital Services division as part of the previously announced exit from the Capital Services business.

The Audit Related fees for the years ended December 31, 2005 and 2004, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, and consultations concerning financial accounting and reporting standards.

TheTax fees for the years ended December 31, 2005 and 2004 were for services related to tax compliance, including the preparation and/or review of tax returns and claims for refund, and tax compliance services for expatriate employees.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by PricewaterhouseCoopers. Specifically the committee’s policy is to pre-approve the use of Pricewaterhouse-Coopers for audit services as well as detailed, specific types of services within the following categories of audit-related and non-audit services: merger and acquisition due diligence and audit services; employee benefit plan audits; tax services; and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category for such audit, audit-related and tax services which the company anticipates obtaining from PricewaterhouseCoopers, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair.

Vote Required

Approval of the appointment of Pitney Bowes’ independent registered public accounting firm requires the affirmative vote of a majority of votes cast by the holders of common stock and $2.12 convertible preference stock of the company present or represented by proxy and entitled to vote at the annual meeting.

The board of directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2006.

Proposal 3: Approval of Amended and Restated Key Employees’ Incentive Plan

The company’s stockholders are being requested to consider and act upon a proposal to amend the Pitney Bowes Inc. Key Employees’ Incentive Plan, as amended and restated February 12, 2001 (“KEIP”). The KEIP is a cash incentive plan. Grants under the KEIP generally take the form of performance-based annual compensation incentives (“Annual Incentives”) and cash incentive units (“CIUs”).

The KEIP was originally adopted and approved by the board of directors and stockholders in 1973 and has been amended on various occasions since that time, most significantly in 1996 when the board of directors and stockholders approved amendments to conform certain provisions of the KEIP to the requirements of the “performance-based” compensation exception to the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In February 2001, the board amended the KEIP to update the provisions relating to the requirements of “performance-based” compensation under Section 162(m) of the Code. February 2006 awards to all employees of the company, except for Mr. Critelli, chairman and chief executive officer, and Mr. Martin, president and chief operating officer, were made under the KEIP. In February 2006, the board approved amendments to the KEIP (the “2006 Amendments”). Mr. Critelli and Mr. Martin’s 2006 awards were made under the KEIP, as amended. Although the 2006 Amendments have not been made contingent on receipt of stockholder approval, the board has directed that certain amendments to the KEIP be submitted to the stockholders for approval so that awards granted under the KEIP may qualify as “performance-based” compensation under Section 162(m) of the Code and to comply with certain requirements of the New York Stock Exchange.

Description of and Reason for the 2006 Amendments

Performance-Based Compensation Requirements. Under Section 162(m) of the Code, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and the four other most highly-compensated officers (“Covered Employees”). Under this Code provision, however, there is no limitation on the deductibility of “performance-based” compensation. In general, to qualify as “performance-based” compensation (i) the compensation must be paid solely on account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as “outside directors” for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Regulations issued under Section 162(m) require that criteria used to establish business performance goals and the maximum payouts under a plan be determined and disclosed to stockholders as part of the plan approval process.

As a result of its review of the KEIP, the board concluded that the limitations established in 1996 did not reflect changes in competitive levels of compensation or changes in the company’s compensation design and structure since that time. Following this review, the board approved the 2006 Amendments to adjust the limits and maximum payouts under the KEIP and modify the criteria upon which performance-based objectives may be established. With the 2006 Amendments, the maximum annual payout a Covered Employee could receive under Annual Incentives was increased to $4,000,000 and the maximum payout a participant can receive for a cycle with respect to any CIU award was raised to $8,000,000. The Executive Compensation Committee may apply “negative discretion” to reduce awards under the KEIP, but may not increase awards above this maximum. Previously, the maximum amount payable to a Covered Employee for any fiscal year of the company for all grants under the KEIP was $5,000,000.

With the 2006 Amendments, “Performance Goals” under the KEIP are one or more objective performance goals, established by the Executive Compensation Committee at the time a grant is made, relating to the attainment of targets for one or any combination of the following criteria: operating income, income from continuing operations, revenues, return on stockholder equity, total stockholder return, stock price, return on operating assets, earnings per share, achievement of cost control, or free cash flow of the company or the subsidiary, division or department of the company for or within which the participant is primarily employed. Performance Goals also may consist of attainment of specified levels of company performance based upon one or more of the criteria described above relative to prior periods or the performance by other corporations. Performance Goals are set by the committee within the time period prescribed by Section 162(m) of the Code. The 2006 Amendments include all of the previous Performance Goals approved by stockholders and add “income from continuing operations” and “total stockholder return” to the permitted criteria upon which targets may be based.

The 2006 Amendments amend the change of control section of the KEIP to provide that grants under the KEIP will be subject to vesting upon a change of control but payments will be made in accordance with the provisions of the Senior Executive Severance Policy. Previously, upon a change of control, grants under the KEIP were vested whether or not the employee was terminated (a “single trigger” right to payment). By referencing the change of control provisions found in the Senior Executive Severance Policy, the 2006 Amendments provide that, upon a change of control, grants under the KEIP will be paid only upon a termination of employment without cause or a voluntary termination for good reason (a “double trigger” right to payment). In addition, the 2006 Amendments make appropriate changes to the plan in accordance with the requirements of Section 409A of the Code.

The principal features of the KEIP, as modified by the 2006 Amendments, are described below. A copy of the KEIP, as amended, is included in this proxy statement as Annex I.

Description of the KEIP

General. The KEIP is a cash incentive compensation plan administered by the Executive Compensation Committee, which is comprised of members of the board of directors who are “disinterested persons” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code. Key employees of the company are eligible for grants under the KEIP. Grants to employees at the level of vice president and above are subject to an aggregate limit of an amount equal to the “Incentive Fund” amount for each calendar year. The “Incentive Fund” amount is determined by the Executive Compensation Committee for each calendar year prior to the end of the following year, and may not exceed (i) 4 1 / 2 % of the consolidated net income of the company and its consolidated subsidiaries before provision for income taxes, as certified by the company’s independent registered public accounting firm, plus (ii) an additional amount equal to any excess of the aggregate amount of the Incentive Funds for the five preceding years over the aggregate amount of awards made for such years. Annual Incentives are annual cash payments of specified percentages of base salary, which are paid based upon the achievement of pre-established corporate, unit and/or individual performance objectives. CIUs represent a right to receive cash, the receipt and amount of which are entirely contingent upon the extent to which specified performance criteria are achieved during the related three-year period. Grants made to participants in the KEIP by the Executive Compensation Committee may be in the form of Annual Incentives, CIUs or any other form of grant permitted under the KEIP, and will be made subject to the achievement of one or more pre-established Performance Goals, in accordance with procedures established by the Executive Compensation Committee.

The KEIP provides flexibility in creating incentive packages for specific individuals as well as various groups of key employees. Persons eligible to participate in the KEIP are those key employees who, in the judgment of the committee, are in a position to contribute to the success of the company. Currently, there are approximately 2,000 employees eligible for awards under the KEIP.

Federal Income Tax Consequences. A participant who is granted a CIU will not realize any income, nor will the company receive any deduction, for Federal income tax purposes, in the year of the grant.

Ordinary income will be realized by the participant at the time that he or she receives payment of an Annual Incentive award, or that cash is distributed to him or her in payment of a CIU award. Pitney Bowes will receive a deduction on its consolidated Federal income tax return for the taxable year in the amount of such ordinary income realized by a KEIP participant subject to the rules under Section 162(m) of the Code.

Termination and Amendments. The KEIP does not have a stated term but may be terminated by the board at any time. The board may amend the KEIP to conform to any change in applicable law or for any other reason.

Other Matters. The committee has discretion to determine the type, terms and conditions and recipients of awards granted under the KEIP. Accordingly, it is not possible to determine the future awards that may be granted to any officer or other employee of Pitney Bowes.

The board has submitted the amendments to the stockholders for approval in order to meet certain requirements of the New York Stock Exchange and Section 162(m) of the Code. Although satisfaction of such requirements is subject to stockholder approval, the amendments to the KEIP will apply only to Mr. Critelli and Mr. Martin for 2006 and were not made contingent upon the receipt of such approval. In the event stockholder approval is not received, the board and the committee intend to review the relevant facts and circumstances and make decisions in light of such vote, the requirements of Section 162(m) of the Code, and the committee’s policy with respect to Section 162(m) of the Code as described on page 31 of this proxy statement in the section entitled “Compensation Philosophy.”

The board of directors recommends that stockholders vote FOR approval of the Amended and Restated Key Employees’ Incentive Plan.

Proposal 4: Approval of the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan

Description of the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan

General

Under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan (the “SAYE Plan”), a committee authorized by Pitney Bowes’ board of directors may invite eligible employees to apply for options to purchase shares of Pitney Bowes common stock (“Shares”) for cash, at a price not less than the higher of the par value of a Share and 80 percent of the average of the closing prices (expressed in U.S. Dollars) of a Share on the New York Stock Exchange on the three prior trading days before the invitation date, converted into U.K.

pounds sterling. Offers are targeted to be made on October 1 of each year for a period of 14 days at a per share exercise price equal to 90 percent of the average market value; it is expected that this practice will continue if our stockholders approve the SAYE Plan and if offers are made under it in the future.

The SAYE Plan is administered by the directors of Pitney Bowes Limited (or a committee of those directors) under the direction of the Pitney Bowes board (or a committee of that board).

Eligibility

The persons eligible to apply for options under the SAYE Plan are employees of Pitney Bowes or any subsidiary of Pitney Bowes that is designated a participating company who have been continuously employed since December 31st in the immediately preceding calendar year (or for such longer period not exceeding four years and 335 days as determined by the board or a committee of the board) and who are resident and ordinarily resident in the U.K. The board or committee may determine that any other employee may be eligible to apply for an option. These eligible employees are generally employed in the U.K. Currently, there are approximately 3,000 such eligible employees.

Invitations

The board of directors of Pitney Bowes or a committee of the board has authority to authorize a committee to issue invitations under the SAYE Plan. Options are granted by the directors of Pitney Bowes Limited or a committee of those directors. Options granted under the SAYE Plan are not transferable.

Monthly Savings

Any eligible employee who applies for an option under the SAYE Plan must enter into a “save as you earn” contract approved by the U.K. H M Revenue and Customs (the “Savings Contract”) with an authorized financial institution. The option holder agrees to make monthly savings by payroll deduction of a fixed amount, currently not less than £10 or more than £250 per month, and chooses either a three-year or a five-year savings period.

Upon expiration of the Savings Contract, the option holder will be entitled to a tax-free bonus in addition to repayment of the savings contributions. This bonus is the equivalent of further monthly contributions (in lieu of interest). The number of additional contributions is fixed by the U.K. Treasury.

Exercise and Lapse of Options

Options are normally only exercisable within six months from the end of the Savings Contract. Options can only be exercised using the proceeds of the Savings Contract, including the tax-free bonus. If an option holder does not wish to exercise, he or she may still benefit from the proceeds of the Savings Contract, including the tax-free bonus.

Options granted under the SAYE Plan also become exercisable upon the following events:

  termination of the option holder’s employment as a result of death, retirement on reaching age 65 or on reaching any other age at which the option holder is bound to retire in accordance with his contract of employment, injury, disability, or redundancy;
  termination of the option holder’s employment in certain other circumstances more than three years after the date of grant;
  if the company that employs the option holder ceases to be a member of Pitney Bowes’ group or if the business in which the option holder is employed is transferred or sold to a person which is neither an associated company of Pitney Bowes nor a member of Pitney Bowes’ group;
  the option holder’s reaching age 65 and continuing to be an employee; and
  the acquisition of control of Pitney Bowes pursuant to a tender offer.

Options generally lapse six months after becoming exercisable (one year in the case of death). They also lapse upon the option holder’s being adjudicated bankrupt. If an option holder does not retire at age 65, he or she may choose to wait until the end of the Savings Contract before exercising.

The maximum number of Shares that can be acquired on the exercise of an option is the number that can be acquired using the proceeds of the Savings Contract at the time of exercise.

If Pitney Bowes is acquired by another company by tender offer, that other company may agree to allow option holders to exchange options granted under the SAYE Plan for new options for shares in that other company or one of its affiliates, so long as the new options and the new shares meet certain requirements intended to ensure that they are equivalent to the old options. The approval of the U.K. H M Revenue and Customs to such an exchange is required.

Adjustments to Options and Amendments to the SAYE Plan

The SAYE Plan permits the Pitney Bowes board of directors to make appropriate adjustments to the number of Shares subject to options and the exercise price of options, to reflect stock splits, reverse stock splits, and other similar events affecting the Shares. Any such adjustment must be approved by the U.K. H M Revenue and Customs and Pitney Bowes’ auditors must confirm that in their opinion the adjustment is fair and reasonable.

The SAYE Plan may be amended by the Pitney Bowes board of directors at any time, including in ways that may increase the costs of the SAYE Plan to Pitney Bowes. However, any “material revision,” as defined by the New York Stock Exchange listing standards, or any increase in the number of Shares available under the plan, except pursuant to an adjustment described in the preceding paragraph, must be approved by the stockholders of Pitney Bowes. No amendment will take effect unless and until approved by the U.K. H M Revenue and Customs. No amendment that adversely affects a participant’s rights under options already granted may take effect without the consent of the affected participants.

Tax Consequences

The SAYE Plan is designed to enable U.K. resident option holders to receive favorable tax treatment under the tax laws of the U.K. The following paragraphs provide a brief summary of these tax benefits for the option holder and the employer company respectively.

For the option holder the principal tax consequences of the SAYE Plan are that:

  any bonus received under the Savings Contract is tax-free;
  no income tax (or social security contributions) applies on the grant of an option; and
  no income tax (or social security contributions) arises upon the exercise of an option, provided that the exercise takes place more than three years after grant in accordance with the rules of the SAYE Plan. In certain circumstances, no income tax or social security contributions arise upon the exercise of an option within three years of the date of grant.

Where an option is exercised by a U.K. employee, the option holder’s employer company should, subject to satisfaction of the requirements of the U.K. tax legislation, ordinarily be able to claim U.K. corporation tax relief for the difference between the amount paid by the option holder on the exercise of options and the market value of the option Shares on acquisition. This relief is given for the tax period in which the option holder acquires the Shares.

Plan Benefits

Executive officers and salaried directors of Pitney Bowes and its subsidiaries who satisfy the eligibility conditions are able to apply for options under the SAYE Plan. No person has received, or is expected to receive, five percent or more of the options available under the SAYE Plan. The number of options granted to all employees as a group under the 2005 three year SAYE Plan was 15,444 and the number under the 2005 five year plan was 18,984 as of January 31, 2006. The number of options that will be granted to all employees as a group under the SAYE Plan on or after May 8, 2006 is not determinable, as such grants are within the discretion of the Pitney Bowes board of directors or a committee appointed by it. However, as noted above, under current U.K. H M Revenue and Customs Rules, eligible employees may not invest more than £250 per month under the SAYE Plan.

Termination of the SAYE Plan

No options may be granted under the SAYE Plan after September 2008. The Pitney Bowes board of directors or a duly constituted committee thereof may terminate the SAYE Plan at any time and no further options shall be granted after that date but options granted before that date shall continue to be valid.

Recommendation

The board believes that the approval of the SAYE Plan will allow continued compensation of the employees of Pitney Bowes and its subsidiaries in a manner that provides them with appropriate incentives and aligns their interests with those of Pitney Bowes stockholders generally.

Accordingly, the board recommends that stockholders vote FOR approval of the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan.

Executive Officer Compensation

The Executive Compensation Committee (the “Committee”), which is composed of four independent directors, oversees the company’s executive compensation programs and establishes its executive compensation policies. The Committee reports on executive compensation to all of the independent directors of the board and makes recommendations to them regarding those executive compensation matters with respect to which the independent directors have final approval. (See “Report of the Executive Compensation Committee” beginning on page 30.)

Summary Compensation Table. The following table (Table I) shows all compensation paid or granted, during or with respect to the 2005 fiscal year and the two previous fiscal years, to the chief executive officer and to the four other highest paid executive officers for services rendered to the company and its subsidiaries. (Persons in this group are referred to herein individually as a “Named Executive Officer” and collectively as the “Named Executive Officers” and, unless otherwise noted, the titles listed are the titles held as of the end of the 2005 fiscal year.)

TABLE I
SUMMARY COMPENSATION TABLE
					Long-Term
		Annual Compensation			Compensation

					Grants	Payouts

								All Other
			Annual	Other Annual		LTIP	Restricted	Compen-
		Salary	Incentive	Compensation	Stock	Payouts	Stock	sation
		($)	($)(1)	($)(2)	Options	($)(3)	($)(4)	($)(5)
Name and Principal Position	Year	(000)	(000)	(000)	(#)	(000)	(000)	(000)

Michael J. Critelli	05	965.6	1,872.1	7.9	200,000	1,560.0	—	84.6
Chairman and Chief	04	943.5	1,349.2	4.1	200,000	1,450.0	—	84.4
Executive Officer	03	941.0	1,166.9	3.6	175,000	1,501.0	1,854.7	86.5
Murray D. Martin	05	700.0	924.0	74.9	100,000	741.0	—	46.0
President and	04	688.8	788.0	80.9	75,000	688.8	1,326.8	45.8
Chief Operating Officer	03	634.2	456.6	103.7	75,000	711.0	1,104.5	42.6
Bruce P. Nolop	05	546.1	577.5	3.7	70,000	702.0	—	36.1
Executive Vice President	04	517.8	403.9	4.8	52,500	507.5	402.2	35.9
and Chief Financial Officer	03	472.1	379.9	4.6	45,000	410.8	702.0	31.0
Michele Coleman Mayes(6)	05	448.0	396.0	0	50,000	270.4	—	30.0
Senior Vice President and	04	435.7	329.9	0	30,000	154.7	—	25.2
General Counsel	03	389.6	454.5	0	80,000	84.3	—	—
Patrick J. Keddy(7)	05	415.4	303.9	0	22,150	169.0	—	13.0
Executive Vice President	04	380.6	248.2	0	20,303	145.0	290.5	15.3
and President, Mailstream	03	373.1	228.3	0	15,000	151.0	—	15.7
International

(1)	As discussed in more detail in the Report of the Executive Compensation Committee, the majority of compensation for Named Executive Officers is at-risk, and is earned based on company and executive performance against pre-established strategic and financial objectives. Annual incentive compensation is a significant part of the normal at-risk compensation structure. The base salaries and annual incentives reported in the table include amounts deferred at the election of a Named Executive Officer under the terms of the Pitney Bowes Deferred Incentive Savings Plan, as follows: salary deferrals by Mr. Critelli of $19,271 (2003), $65,000 (2004), and $100,000 (2005); bonus deferrals by Mr. Martin of $68,490 (2003), $45,000 (2004), and $70,000 (2005); bonus deferrals by Mr. Nolop of $374,391 (2003), $302,913 (2004), and $57,750 (2005); and bonus deferrals by Ms. Mayes of $30,000 (2003), $30,000 (2004), and $30,000 (2005).

(2)	This column includes amounts paid to the Named Executive Officers for the reimbursement of tax payments as well as the incremental cost to the company of perquisites and other personal benefits to the Named Executive Officers. The aggregate incremental cost to the company of providing perquisites and other personal benefits did not exceed the reporting threshold (the lesser of $50,000 or 10% of annual salary and bonus for the year) for any of the Named Executive Officers other than Mr. Martin. The amount reported for Mr. Martin for 2005 includes amounts paid as reimbursement for business related spousal travel expenses and related tax obligations of $46,129.

(3)	The value shown for 2005 is the value of the payout of Cash Incentive Units (“CIUs”) granted during 2003 to each of the Named Executive Officers. Payout under the CIUs was based on the magnitude of achievement against the financial performance criteria over the three-year period ending December 31, 2005. The payouts reported in the table include $30,000 deferred at the election of Ms. Mayes in 2005 under the terms of the Pitney Bowes Deferred Incentive Savings Plan.

(footnotes continued on next page)

TABLE 1

SUMMARY COMPENSATION TABLE (CONTINUED)

(4)	No restricted stock was awarded to any of the Named Executive Officers in 2005. As of December 31, 2005, the value of the shares of restricted stock held by each of the Named Executive Officers was as follows: Mr. Critelli, $2,433,600 (57,600 shares); Mr. Martin, $2,716,675 (64,300 shares); Mr. Nolop, $1,301,300 (30,800 shares); Ms. Mayes, $0 (0 shares); and Mr. Keddy, $274,625 (6,500 shares). (These amounts were calculated based on the closing price of the company’s common stock of $42.25 on December 30, 2005.) As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2006, a total of 12,825 of the 20,000 shares of restricted stock granted to Mr. Martin in April 2004 have vested in accordance with performance-based accelerated vesting provisions.

Regular quarterly dividends are paid on the shares of restricted stock reported in the Summary Compensation Table. Amounts shown in the table do not include the following dividends paid in 2005 on the shares of restricted stock held by each of the Named Executive Officers: $71,424 for Mr. Critelli; $79,732 for Mr. Martin; $38,192 for Mr. Nolop; and $8,060 for Mr. Keddy.

(5)	Amounts shown for 2005 include company contributions to the Pitney Bowes 401(k) Plan (a tax-qualified plan under Internal Revenue Code Section 401(a)) and the Pitney Bowes Restoration Plan (a non-qualified deferred compensation matching program), respectively, for each of the Named Executive Officers based in the United States, as follows: $8,400 and $76,215 for Mr. Critelli; $8,400 and $37,628 for Mr. Martin; $8,400 and $27,706 for Mr. Nolop; and $8,400 and $21,612 for Ms. Mayes. Mr. Keddy participates in the U.K. defined contribution pension plan, which provides for a company matching contribution up to 2% of his base pay plus bonus. For 2005, the company contributions to Mr. Keddy’s account totaled $13,049. The amounts reported for fiscal year 2003 in last year’s proxy statement differ from the amounts reported above because we had previously reported allowances for financial counseling and the related tax reimbursement under “All Other Compensation.” Such amounts are now categorized as perquisites and tax reimbursements for the purpose of reporting “Other Annual Compensation.”

(6)	Ms. Mayes joined the company as senior vice president and general counsel in February 2003. The annual incentive amounts for Ms. Mayes include an employment bonus paid in installments of $225,000 in 2003 and $75,000 per year in 2004 and 2005. Ms. Mayes also received a one-time stock option grant of 50,000 options in 2003 as an employment bonus.

(7)	Effective December 15, 2005, Mr. Keddy was elected to the position of executive vice president and president, Mailstream International. Prior to this, Mr. Keddy served as president, Global Mailstream Solutions-International. In accordance with the terms of his service agreement and European employment practices, his salary may not be reduced without prior notice. Salary, bonus and certain personal benefits are paid to Mr. Keddy in U.K. pounds sterling. To provide comparability, we have converted such amounts to U.S. dollars using the conversion rate of $1.835 to £1.00 (which is the average of the monthly average conversion rates for 2005).

Shown in Table II below is information regarding options granted in 2005 to the Named Executive Officers.

			TABLE II
STOCK OPTION GRANTS IN 2005

			Percentage of
			Total Options
	Options		Granted to
	Granted		Employees	Exercise or		Grant Date
Name	(#)		in 2005	Base Price(1)	Expiration Date	Present Value ($)

Michael J. Critelli	200,000		6.03%	$46.93	February 13, 2015	1,458,000	(2)
Murray D. Martin	100,000		3.02%	$46.93	February 13, 2015	729,000	(2)
Bruce P. Nolop	70,000		2.11%	$46.93	February 13, 2015	510,300	(2)
Michele Coleman Mayes	50,000		1.51%	$46.93	February 13, 2015	364,500	(2)
Patrick J. Keddy	22,000		0.66%	$46.93	February 13, 2015	160,380	(2)
	150	(3)	0.00%	£21.35	May 31, 2011	1,599	(4)

(1)	The exercise price for each option equals the average of the high and low sales prices for a share of the company’s common stock on the date of grant. Of the 200,000 options granted to Mr. Critelli, 195,738 become exercisable in equal installments over a four-year period beginning on the first anniversary of the date of grant and 4,262 become exercisable in equal installments on the third and fourth anniversaries of the date of grant. Of the 100,000 options granted to Mr. Martin, 95,738 become exercisable in equal installments over a four-year period beginning on the first anniversary of the date of grant and 4,262 become exercisable in equal installments on the third and fourth anniversaries of the date of grant. Of the 70,000 options granted to Mr. Nolop, 65,738 become exercisable in equal installments over a four-year period beginning on the first anniversary of the date of grant and 4,262 become exercisable in equal installments on the third and fourth anniversaries of the date of grant. Of the 50,000 options granted to Ms. Mayes, 45,738 become exercisable in equal installments over a four-year period beginning on the first anniversary of the date of grant and 4,262 become exercisable in equal installments on the third and fourth anniversaries of the date of grant. The 22,000 options granted to Mr. Keddy become exercisable in equal installments over a four-year period beginning on the first anniversary of the date of grant.

(2)	Reflects the Black-Scholes valuation at the date of grant of $7.29, based on the following assumptions: 5-year expected life of option, 18% volatility, 2.80% dividend yield, 95% forfeiture risk, 3.5% risk-free rate of return. Because the exercise price for options granted equaled the market price of the common stock on the date of grant, no gain to the Named Executive Officer is possible without an increase in the stock price, which would benefit the company’s stockholders.

(3)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on December 1, 2010 until the Expiration Date. Amounts indicated are in U.K. pounds sterling.

(4)	Reflects the Black-Scholes valuation of the options granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan of $10.66, based on the following assumptions: 5-year life of options, exercise price of $47.2188, 17.9% volatility, 5.14% interest rate, and 1.5% yield rate.

Shown in Table III below is information regarding the exercise of options in 2005 by the Named Executive Officers and information regarding their total outstanding options as of December 31, 2005.

TABLE III

OPTIONS EXERCISED IN 2005 AND 2005 YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Net Value of
	Shares		Unexercised Options		Unexercised in-the-Money
	Acquired	Net Value	at Year-End (#)(1)		Options at Year-End ($)(2)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Critelli	—	—	1,086,082	391,666	7,323,757	881,413
Murray D. Martin	—	—	419,033	175,000	2,856,936	362,250
Bruce P. Nolop	—	—	215,707	120,000	1,398,705	228,200
Michele Coleman Mayes	—	—	63,333	96,667	563,030	314,070
Patrick J. Keddy	24,593	466,155	66,559	40,333	195,877	79,683

(1)	These columns show the total number of securities underlying unexercised options that were outstanding at the end of 2005. The number of shares subject to the options has been adjusted to reflect the two-for-one stock split effected in 1997 and the spin-off of Imagistics International Inc. (“Imagistics”) in 2001. The outstanding options granted prior to 2005 vest over three-year periods. The outstanding options granted in 2005 vest over four-year periods.

(2)	These values are based on $42.25 per share (the closing market price of a share of common stock on December 30, 2005) net of exercise prices, which range from $24.0008 to $40.68 per share (adjusted to reflect the 1997 stock split and the 2001 spin-off of Imagistics). In all cases, the exercise price equaled the market price of a share at the date of grant.

Shown in Table IV below is detailed information regarding long-term incentives (other than options) granted under the Key Employees’ Incentive Plan in 2005. Long-term incentives are contingent upon the attainment of one or more specified performance objectives. Specified payments, if any, under the terms of these incentives are paid only to the extent that the stated performance objectives are achieved.

In 2005 a committee of the board of directors, consisting solely of independent directors, granted CIUs as long-term incentives. CIUs represent a right to receive cash, the receipt and amount of which are contingent upon the extent to which specified performance objectives are attained during the related three-year period.

TABLE IV

2005 LONG-TERM INCENTIVE GRANTS

			Estimated Future Payouts
		Performance or Other
	Number of	Period Until	Threshold	Target	Maximum
	Cash Incentive	Maturation or
Name	Units(1)	Payout(1)	CIU ($)	CIU ($)	CIU ($)

Michael J. Critelli	1,500,000	December 31, 2007	225,000	1,500,000	3,375,000
Murray D. Martin	700,000	December 31, 2007	105,000	700,000	1,575,000
Bruce P. Nolop	550,000	December 31, 2007	82,500	550,000	1,237,500
Michele Coleman Mayes	200,000	December 31, 2007	30,000	200,000	450,000
Patrick J. Keddy	125,000	December 31, 2007	18,750	125,000	281,250

(1)	CIUs granted under the Key Employees’ Incentive Plan (“KEIP”) represent a right to receive cash payments if certain objective corporate performance criteria are achieved over the three-year period ending December 31, 2007. CIUs that will mature on December 31, 2007, will pay $0/CIU if the threshold performance levels are not met. As part of its 2004 review, the Executive Compensation Committee concluded that a Total Stockholder Return (“TSR”) modifier should be incorporated in the calculation of the CIU value beginning with the 2005-2007 cycle. The objective of the TSR modifier is to balance the measurement of performance on the internal financial objectives with the measurement of the stockholder value created by those objectives.

For the 2005-2007 cycle the unit value at target will be $1.00. The unit value based on internal financial performance will range from $0.20 at threshold performance to $1.80 for maximum performance. The unit value based on financial performance will then be modified by up to 25% either upwards or downwards based on the company’s three-year TSR performance compared to the three-year TSR performance of the companies in the S&P 500. The unit value as modified by the company’s three-year TSR performance thus ranges from $0.15 at threshold performance to $2.25 at maximum performance.

Employment Agreements

The company has not entered into employment agreements with its Named Executive Officers based in the United States and, therefore, such officers are “at will” employees of the company. All employees based in the U.K. have written employment contracts.

Under the terms of Mr. Keddy’s service agreement, the company may terminate his employment with 12 months’ prior notice or, in lieu of such prior notice, payment of his salary for a 12-month period. If Mr. Keddy is paid salary in lieu of notice, he will also be eligible to earn an annual incentive (prorated to date of termination and subject to board discretion). If the subsidiary that employs Mr. Keddy is wound up for purposes of a reconstruction or amalgamation, or transfers all or a substantial part of its business to another company, and Mr. Keddy is offered employment by the new company on terms comparable to those of the service agreement, Mr. Keddy will have no claim with respect to the termination of his employment under the service agreement. See the discussion under the section entitled “Severance and Change of Control Arrangements” below for information on severance payable to Mr. Keddy in the event of a Change of Control, as defined below, under the Senior Executive Severance Policy.

Under the service agreement, Mr. Keddy is entitled to receive certain personal benefits including financial counseling services up to a three-year cumulative maximum in the amount of $35,000 (grossed up for tax purposes) and reimbursement for all costs associated with the lease and use of an automobile, including normal servicing, insurance and fuel costs. Mr. Keddy may use the company automobile to a reasonable extent for private purposes. In lieu of receiving a company car, Mr. Keddy may choose to be paid an annual car allowance plus fuel costs. Although Mr. Keddy is eligible to receive annual and long-term incentive awards, such awards are subject to board discretion. The service agreement also sets forth Mr. Keddy’s agreement to certain covenants that protect the interests of the company in the event of a termination of Mr. Keddy’s employment, including a 12-month covenant not to compete and a 12-month covenant not to solicit customers or employees.

Severance and Change of Control Arrangements

Set forth below is a summary of certain severance and Change of Control arrangements maintained by the company. Under the company’s Change of Control arrangements, a “Change of Control” is defined as the acquisition of 20 percent or more of the company’s common stock or 20 percent or more of the combined voting power of the company’s voting securities by an individual, entity or group; the replacement of a majority of the board other than by approval of the incumbent board; the consummation of a reorganization, merger, or consolidation; or the approval by stockholders of the liquidation or dissolution of the company.

The Pitney Bowes Severance Pay Plan, as amended and restated January 1, 1999 (the “Severance Plan”), provides for the payment of severance to full-time employees based in the United States whose employment is terminated under certain business circumstances (other than a Change of Control). Upon termination of employment, severance will consist of a minimum of one week’s pay for each full year of service (a fraction thereof for a partial year of service), with a minimum of two weeks’ pay. However, the company reserves the right to use a different severance benefit formula as business conditions may warrant. In addition, no severance benefits will be paid if a covered employee is terminated for cause. Each of the Named Executive Officers other than Mr. Keddy (whose severance is governed by his service agreement and the Senior Executive Severance Policy) is eligible for severance payments under the Severance Plan.

The Senior Executive Severance Policy, originally adopted by the board of directors in December 1995, and amended and restated as of January 1, 2000 (the “Severance Policy”), provides for the payment of separation benefits to certain senior executive employees, including the Named Executive Officers, whose employment with the company is terminated within two years after a Change of Control. The Severance Policy provides that a covered employee whose employment is terminated, whose position, authority, duties, responsibilities, pay or benefits are diminished, or who is relocated within two years after a Change of Control, will be entitled to: a) severance pay in an amount equal to a multiple of the sum of the employee’s annual base salary and highest Annual Incentive received in any of the three years preceding termination, and b) the continuation of certain retirement, health, welfare and other benefits for a period of time following termination of employment. (The policy provides for a multiple of three for certain senior executive employees covered by the Severance Policy, including the Named Executive Officers. The Severance Policy provides for a multiple of two for all other executives covered by the Severance Policy.) The executive also has the right, exercisable during the 30-day period following the first anniversary of a Change of Control, to terminate his or her employment for any reason and still receive the severance payments and benefits.

If any of these benefits, either alone or together with any other payments or benefits provided to covered senior executive employees, including a Named Executive Officer, would constitute an “excess parachute payment” subject to the 20 percent excise tax under certain provisions of the Internal Revenue Code, each of the Severance Plan and the Severance Policy provides that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed to the employee on a net after-tax basis.

The Pitney Bowes Stock Plan (the “Stock Plan”) provides that, in the event of a Change of Control, outstanding options will become immediately and fully exercisable without regard to any vesting schedule. The Stock Plan also provides that, in the event of a Change of Control, all restrictions applicable to outstanding shares of restricted stock and other stock-based awards will terminate and be fully satisfied (other than transfer restrictions, if any, required for exempt treatment under Section 16 of the Securities Exchange Act of 1934 or any other applicable law); provided that, for awards conditioned on financial performance goals, the Committee will determine the amount payable under such awards based on the actual and anticipated levels of performance prior to the Change of Control applying a discount factor in the amount of the prime rate in effect as of the date of the Change of Control.

The terms of the KEIP provide in the event of a Change of Control that the executives will have a vested right to receive annual incentive compensation with respect to the year completed prior to the Change of Control (if not paid prior to the Change of Control) as well as the year in which such Change of Control occurs (in prorated amounts to be determined as specified in the plan on the basis of relevant past performance of the individual executive, his or her division, and the company). With respect to CIUs outstanding on the date of a Change of Control, the Executive Compensation Committee will determine the value of all units maturing upon the end of any stated performance period that had been awarded and not yet paid to executives who had received notice of such award. Certain amendments to the KEIP have been approved by the Pitney Bowes board of directors and submitted to the stockholders for approval at the upcoming annual meeting, which amendments provide that grants under the KEIP will be subject to vesting upon a Change of Control but payments will be made only upon a termination of employment without cause or a voluntary termination for good reason. (A description of the “double trigger” right to payment under the KEIP’s 2006 plan amendments is provided on page 21 of this proxy statement in the section entitled “Proposal 3: Approval of Amended and Restated Key Employees’ Incentive Plan.”)

Such Annual Incentive compensation and CIU payments will be made as expeditiously as possible after a Change of Control, discounted to present value at the prime rate then in effect. Payments made to executives who reside outside the United States will be made in such currencies and such exchange rates that are consistent with the patterns and practices under the KEIP.

Pension Benefits

U.S. Pension Plan

Each of Messrs. Critelli, Martin and Nolop and Ms. Mayes participate in the U.S. Pension Plan. Effective September 1,1997, the company revised the U.S. Pension Plan such that the benefit payable under the plan is no longer a function solely of years of service and final average earnings. Under the revised formula, employees receive annual credits of a percentage of their earnings. The annual percentage ranges from 2% to 10%, plus an additional 2% to 6% of such earnings in excess of the social security wage base, and increases as the sum of age and years of service increases. “Earnings” for purposes of the plan, means the average of the five highest consecutive annual pay amounts (base salary plus annual incentive) during a participant’s service with the company. An employee will be 100% vested in his U.S. Pension Plan account after five years of service.

In connection with the adoption of the revisions to the U.S. Pension Plan, all participants who qualified under a prescribed formula, including certain of the Named Executive Officers, are eligible for certain “grandfather” and transition provisions that are intended to avoid undue impairment of any participant’s pension as a result of the new formula. Certain long-service participants may be entitled to receive their benefit computed under the old formula, if such amount is greater than that computed under the new formula.

Under the qualified U.S. Pension Plan, employees receive retirement benefits each year based on compensation up to a maximum of $210,000 for 2005. The Named Executive Officers who participate in the U.S. Pension Plan are also eligible to accrue supplemental pension benefits, which vest after five years of service. Pension amounts for compensation above $210,000 are accrued under the nonqualified Supplemental Pension Plan based on the same formula used under the qualified plan for other employees. The aggregate benefits payable to an executive officer under both the qualified U.S. Pension Plan and the nonqualified Supplemental Pension Plan are subject to the following general limit: years of credited service multiplied by 16.5% of five-year average pay. Neither the Executive Compensation Committee nor the board has granted any special “credits” to any of the Named Executive Officers under the Supplemental Pension Plan, and all payout obligations are based solely upon the actual periods of service to the company of the respective Named Executive Officers. The annual pension benefit to which each of the Named Executive Officers participating in the U.S. pension plans would be entitled had he or she retired on December 31, 2005 (disregarding any limitation on vesting), expressed as a life annuity beginning at age 65 is as follows: $913,811 for Mr. Critelli; $243,082 for Mr. Martin; $40,267 for Mr. Nolop; and $14,715 for Ms. Mayes. Other than Ms. Mayes, who joined the company in 2003, all of the Named Executive Officers are fully vested in their pension benefit.

U.K. Pension Plan

Mr. Keddy participates in a pension plan maintained for U.K. employees. Under the plan formula, employees accrue 1/80th of their Pensionable Pay, for purposes of the U.K. plan, for each year of service. “Pensionable Pay” for purposes of the plan, is the average of the highest three consecutive years of pay (base pay plus bonus) out of the last ten consecutive years of employment.

The annual pension benefit to which Mr. Keddy would be entitled had he retired on December 31, 2005, expressed as a life annuity beginning at age 65 is $149,338. Mr. Keddy is fully vested in his pension benefit.

Executive Stock Ownership Policy

The executive stock ownership policy was most recently amended as of October 25, 2005. Under the revised policy, executives who are reporting officers under Section 16 of the Securities Exchange Act of 1934 (the “Covered Executives”) are expected to accumulate shares of company stock toward target ownership levels that are based on a multiple of salary and a retention ratio for shares acquired upon exercise or vesting of stock awards. Ownership status for the Covered Executives will be reported to the Executive Compensation Committee on an annual basis. Under the company’s Corporate Policy on Insider Trading, Covered Executives are prohibited from engaging in short-term, speculative (“in and out”) trading in Pitney Bowes securities, as well as hedging and other derivative transactions, including short sales, “put” or “call” options, swaps and collars, with respect to Pitney Bowes securities (other than transactions in employee stock options).

The multiple of salary component is as follows:

Title	Multiple of Salary

Chief Executive Officer	7X
Chief Operating Officer	3X
Executive Vice Presidents/	2X
Senior Vice Presidents/
Unit Presidents

The number of shares targeted for retention by a Covered Executive is equal to annual base salary times the multiple of salary requirement divided by the average closing price of Pitney Bowes common stock over the five days preceding the measurement date.

The retention ratio is 75% of “net profit shares.” The Covered Executives are expected to hold 75% of the shares remaining after payment of the option price and taxes owed upon exercise and/or hold 75% of newly vested shares of restricted stock after the payment of applicable taxes until the multiple of salary requirement is met. Under the policy, restricted stock, as well as shares underlying unexercised stock options, will not be counted as shares owned by an executive prior to vesting of the restricted stock or exercise of the stock options. After the multiple of salary requirement is met, a Covered Executive may sell shares acquired previously in the market as well as shares acquired through the exercise of stock options or the vesting of restricted stock awards.

Report of the Executive Compensation Committee

The Executive Compensation Committee (the “Committee”) of the board of directors is responsible for the company’s executive compensation policies and programs. The Committee consists entirely of independent directors who are not officers or employees of the company. The Committee recommends policies, programs and specific actions regarding the compensation of the chief executive officer and the chief operating officer to all of the independent directors for final approval, and approves the same for direct reports to the CEO (the “Key Executives”). For executives other than Key Executives, the Committee establishes the compensation policies and programs, and approves equity grants, in accordance with the delegation of authority from the board. The Committee’s charter, which was last amended in February 2006, is available on the Company’s website at www.pb.com under the “Our Company — Corporate Governance” heading and is annexed to this proxy statement.

Compensation Philosophy

Our key compensation goals are to hire, motivate, reward and retain executives who create long-term stockholder value. In support of those goals, we seek to establish a compensation program based on the following five main objectives:

(1)	To align compensation policies and practices with stockholder interests;

(2)	To provide compensation that is competitive when compared to various markets in which the company competes for executive talent;

(3)	To divide total compensation between annual and long-term components, with a significant long-term performance component, to drive executives to maximize both short-term and long-term stockholder value;

(4)	To place a significant portion of compensation at risk if pre-established performance objectives are not achieved; and

(5)	To encourage an ownership stake in the company.

We strive to set a target compensation opportunity at the competitive median of compensation paid to similarly situated executives at comparator companies. Actual compensation may be above or below the median based on actual performance, with better performers able to achieve upper quartile compensation. This approach is intended to confirm that a significant portion of executive compensation is based on results and on the company’s performance.

Since Pitney Bowes does not operate in an industry with a large group of industry peers, the Committee has historically compared the company’s compensation programs to programs from a broad sample principally comprised of Fortune 500 companies with comparable median revenues, market capitalization, net income and number of employees. In 2004, the Committee added an additional reference point for assessing the competitiveness of the company’s executive compensation program and the compensation levels of the Named Executive Officers. The Committee established a peer group of sixteen publicly traded companies with comparable revenue, market capitalization, total assets, net income and number of employees. This group consists of industrial, technology and service companies and excludes companies in the financial services, transportation, hotel, energy, natural resources and aviation industries. The company uses this peer group compensation data to compete for talent and utilizes a different peer group for Total Stockholder Return for comparison of stockholder investment. As part of its review, the Committee also considered Towers Perrin compensation survey data for a broader view of compensation at companies with comparable profiles for revenue, market capitalization, total assets, net income and number of employees.

We benchmark the executive compensation program and pay levels using the peer group and survey compensation data and competitive information provided by our independent consultant and additional survey data and competitive information provided by management. This information provides reference points for our evaluation of compensation decisions, but is not the sole basis for determining appropriate compensation design, compensation targets, or individual pay levels. At any point in time compensation targets and individual pay levels may be above or below the median for a variety of reasons. For example, target levels may be affected by the value of the total rewards package, program design and strategic considerations, affordability, changing competitive conditions, or program transition considerations. Our consideration of individual pay levels typically includes factors such as experience in the position, performance, demonstrated leadership, potential to enhance long-term stockholder value, recruiting and retention needs, internal equity, current salary, salary history, prior incentive awards, and previous retention and succession planning awards.

Under Section 162(m) of the Code publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as “performance-based compensation.” We intend to comply with the requirements for full deductibility wherever possible. We will weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserve the right to pay compensation that may not be fully deductible if it is determined that it is in the company’s best interest to do so.

Stock ownership and equity-related compensation arrangements are considered key elements to focus executives on increasing stockholder value. Therefore, we aim to develop and maintain stock programs that encourage each employee to act like a business owner. A substantial portion of an executive’s long-term incentive compensation is awarded in the form of equity-based compensation, which along with the CIUs serve as the primary vehicles for aligning the interests of executives with long-term stockholders. Further, as an adjunct to the executive compensation program, we believe the company should maintain a stock ownership policy that encourages executives to own substantial amounts of company stock. During 2005 the Committee reviewed the stock ownership policy and adopted certain changes, which are reflected in the executive stock ownership policy summary on page 30.

Evaluation of Executive Performance in 2005

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the CEO and the company’s Key Executives. In 2005, the Committee considered the financial, operational and strategic merits of the achievement by management of short-term and long-term objectives, including:

  Growing revenue;
  Increasing earnings per share;
  Achieving strong cash flow;

  Improving customer loyalty;
  Developing company talent and the leadership pool;
  Meeting diversity goals and increasing employee engagement; and
  Receiving an unqualified opinion from PricewaterhouseCoopers on management’s assessment of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee’s decisions regarding an executive’s performance reflected consideration of, among other things, demonstrated leadership and potential to enhance long-term stockholder value; the nature, scope and impact on the company of the executive’s responsibilities; and his or her effectiveness in leading initiatives to drive the company’s strategic imperatives. In determining performance goals and evaluating performance results of management and the company for purposes of incentive compensation, the Committee used its judgment and discretion to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business. The objectives of the Committee are to reward the creation of stockholder value; to balance properly rewarding executives with the interest of stockholders; and to incent management to make good decisions for the long-term success of the enterprise.

In addition, the Committee has reviewed all components of each of the Named Executive Officer’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated unrealized stock option and restricted stock gains, the cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the company’s non-qualified deferred compensation program, and the actual projected payout obligations under certain severance and change of control scenarios. Tally sheets setting forth the above information were prepared for the Committee’s review and consideration at the meetings convened during the first quarter of 2006. The aggregate amounts and mix of all components, including accumulated unrealized option and restricted stock gains, were taken into consideration by the Committee at those meetings. Based on this review, the Committee finds the total compensation of the CEO and each of the other Named Executive Officers to be appropriate. Actions taken by the Committee with respect to the compensation of the Named Executive Officers are discussed further below, and have been reported by the Company on a Current Report on Form 8-K filed with the Securities Exchange Commission on February 16, 2006.

Compensation Components

The company’s normal annual executive compensation program is comprised of four key components: Salary, Annual Incentive, Stock Options, and CIUs. These components collectively represent the normal total direct compensation opportunity for executives (excluding benefits). Restricted stock is not granted annually to senior executives but may be granted from time to time.

In 2005, the mix of normal compensation components for the CEO and Key Executives varies by level. At target, the compensation mix ranges from CEO—19% base pay/21% annual incentive/60% long-term incentives, to Senior Vice Presidents—41% base pay/18% annual incentive/41% long-term incentives.

Annual Compensation

Base Salary. In general, the company aligns base pay for executives (including Key Executives) with reference to the competitive market median data for base pay. There is typically a range of pay around the median data that is considered to be competitive. As discussed above, among the factors considered in determining the actual base for each member of this group are the potential impact the individual may make on the company now and in the future, internal equity, level of experience, individual performance compared with annually established financial, strategic, unit or individual objectives, and competitive market salary rates for similar positions. For the Named Executive Officers, increases in base salary are generally established in accordance with the guidelines established for management employees.

Annual Incentive Compensation. In general, the company aligns annual incentives at target with reference to competitive market median data. All executives (including Key Executives) are eligible for annual incentives for achieving challenging financial and strategic objectives that are established at the beginning of each year. For the Named Executive Officers, payments are subject to the company first achieving a threshold Income From Continuing Operations objective, consistent with the requirements for deductibility under Section 162(m) of the Code.

The Committee reviews the annual objectives for alignment with company strategy, financial plans, historical performance, and public statements about company financial and strategic objectives. The financial metrics used by the Committee for the initial determination of the annual incentive pool include revenue growth, earnings before interest and taxes, earnings per share, and adjusted free cash flow. In 2006, the financial objectives will be weighted 100% for the initial determination of the annual incentive pool. The Committee may modify this pool upwards or downwards by 25% based on its assessment of other factors, such as quality of earnings, total stockholder return, progress on strategic objectives, employee engagement, development of the executive talent and leadership pool, and progress on diversity goals.

The annual incentive targets are expressed as a percentage of base salary. The target level annual incentive ranges from 120% for the CEO to 35% for other executives. The maximum annual incentive award for exceptional performance under the program guidelines is generally two times the target award. Individual payouts are tied to the achievement of predetermined financial and strategic enterprise, business unit and individual performance objectives.

Long-Term Incentives

The company currently utilizes two principal types of long-term incentives: CIUs and stock options. The Committee generally targets delivery of long-term incentives using a 50/50 mix of options and CIUs for the company’s executive officers. Periodically the Committee may also utilize shares of restricted stock for specific strategic purposes. In general, the Committee aligns long-term incentives with reference to the competitive market median data. The Committee uses these performance-driven components to link executive compensation to longer term internal company performance and to external market performance of the company’s stock price. Actual compensation may be above or below the median based or actual performance, with better performers able to achieve upper quartile compensation. Among the factors considered in determining option and CIU award levels for each member of this group are potential impact the individual may make on the company now and in the future, level of experience, individual performance compared with annually established financial, strategic, unit and individual objectives, internal equity, and the competitive market data for similar positions.

Cash Incentive Units. CIUs are granted annually to Key Executives and other executives. The unit value of a CIU is based on the achievement of pre-established financial objectives over a three-year performance period. For the Named Executive Officers, payments are subject to the company first achieving a threshold Income From Continuing Operations (“IFCO”) objective, consistent with the requirements for deductibility under Section 162(m) of the Code.

As noted in Table IV on page 27, the value of each unit will vary depending on the extent to which pre-established earnings per share and adjusted free cash flow goals are achieved. Earnings per share and adjusted free cash flow are each weighted at 50% in calculating CIU values. The Committee added a Total Stockholder Return (“TSR”) modifier in the calculation of the CIU value beginning with the 2005-2007 CIU cycle. The unit value based on financial performance will be modified by up to 25%, upwards or downwards, based on Pitney Bowes’ three-year TSR performance compared to the three-year TSR performance of the S&P 500. The objective of the TSR modifier is to balance the measurement of performance using the internal financial objectives with the measurement of the stockholder value created by meeting these objectives.

For the 2006-2008 CIU cycle, the unit value at target is $1.00. The unit value based on internal financial performance ranges from $0.20 at threshold performance to $1.80 for maximum performance. The unit value based on financial performance will then be modified by up to 25%, upwards or downwards, based on the TSR modifier discussed in the preceding paragraph. The unit value as modified thus ranges from $0.15 at threshold performance to $2.25 at maximum performance.

At its February 2006 meeting, the Committee also determined the CIU payout for the 2003-2005 cycle. The payout was $1.56 per unit, which represents a performance level that is above target.

Stock Options. Stock options are granted at an exercise price equal to the market price of the stock on the date of grant. Options typically have a ten-year exercise period and typically become exercisable ratably over the first four years following the date of grant. Prior to the February 2005 grants, the Committee generally utilized three-year ratable vesting. In determining the number of options in the mix of long-term incentives discussed above, the company currently utilizes the Black-Scholes valuation methodology. Options require stock price appreciation in order for the grantees to realize any benefit, thereby aligning executive and stockholder interests.

Restricted Stock. No awards of restricted stock were made to the Named Executive Officers during 2005. Restricted stock was granted to three of the Named Executive Officers during 2004, and to three of the Named Executive Officers in 2003, as part of the company’s management development, succession, and retention planning process. All grants in 2004 were subject to forfeiture if a threshold IFCO level was not achieved in 2004. The 2004 IFCO objective was achieved. The Committee may award restricted stock in the future with different restrictions, performance conditions, and terms as warranted by changing competitive conditions, retention and succession planning needs. In 2006, the company will issue restricted stock units in lieu of stock options to certain employees below the executive level (i.e., employees at the director level and below).

Compensation of the Chief Executive Officer

CEO compensation is based on the same compensation objectives and policies applicable to all executives, and includes base salary, annual incentives, cash incentive units, and stock options. Mr. Critelli’s annual base salary was increased by 2.8% for 2005. Restricted stock is not granted annually to the CEO but may be granted from time to time under special circumstances.

Prior to conducting its annual compensation review of the CEO, the Committee met in executive session jointly with the Governance Committee in July 2005 to evaluate Mr. Critelli’s leadership capabilities. The Joint Committee’s evaluation was discussed with the full board in executive session at its November 2005 meeting. Among other factors the Committee considered in 2005 were Mr. Critelli’s leadership in driving the company’s short and long-term operational and financial performance, its strong governance practices, its strong external stakeholder relations, its talent and leadership development, and its strategy development and implementation.

The Committee met separately in executive session in January 2006 to formulate recommendations for the board regarding the CEO’s compensation and evaluation of performance for the fiscal year ended December 31, 2005. The Committee then provided recommendations for compensation actions to the independent directors for their consideration and approval.

In evaluating Mr. Critelli’s performance for 2005, the Committee considered good progress in achieving the strategic objectives, and significantly improved and positive operating and strategic results achieved during 2005. The Committee believes that Mr. Critelli’s leadership skills contributed substantially to the results and that he continues to make significant contributions to the overall success of the company. It also recognized his strong influence and leadership in the mailstream industry and his success in driving postal transformation. It also considered that while the company’s total stockholder return in 2005 was behind the proxy peer group, the Dow Jones Industrial Average and the Standard & Poor’s 500 Index, the company was ahead on all indices over a five-year period and the actions taken in 2005 significantly strengthened the company’s ability to enhance future stockholder value realization.

The Committee recommended and the independent directors approved the following actions with regard to Mr. Critelli’s compensation. Mr. Critelli’s annual incentive payout for 2005 performance was $1,872,100, which represents an above target level of performance. The CIU payout for the 2003-2005 cycle approved for Mr. Critelli totaled $1,560,000 ($1.56 per unit), which represents an above target level of performance.

Consistent with the company’s compensation policy, Mr. Critelli was granted stock options in February 2005 to purchase 200,000 shares of company common stock, and he was awarded 1,500,000 CIUs for the 2005-2007 cycle.

Deductibility of Compensation Under Internal Revenue Code Section 162(m)

The company generally intends to comply with the requirements for full deductibility under Section 162(m). Thus, the design and administration of annual incentives, CIUs, and stock option awards for the Named Executive Officers is generally conformed to Section 162(m). The company does, however, weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company’s best interest to do so.

By the Executive Compensation Committee of the board of directors

James H. Keyes, Chair
Colin G. Campbell
Eduardo R. Menascé
Robert E. Weissman

Stock Performance Graph

The following graph compares the most recent five-year performance of Pitney Bowes common stock with the Standard & Poor’s (“S&P”) 500 Composite Index, and a peer group index at December 31, 2005, over the same five-year period.

The Peer Group is composed of the following companies: Automatic Data Processing, Inc. (ADP), Diebold, Incorporated, R.R. Donnelley & Sons Company, DST Systems, Inc., FedEx Corporation, Hewlett-Packard Company, IKON Office Solutions, Inc., Lexmark International, Inc., Pitney Bowes Inc., United Parcel Service, Inc. (UPS), and Xerox Corporation.

Total return for both the Peer Group and the S&P 500 Composite Index is based on market capitalization, weighted for each year.

All information shown below is based upon data provided to the company by three separate independent organizations, all of which have been licensed by Standard & Poor’s Corporation to use its official total return calculation.

The graph shows that on a total return basis, assuming reinvestment of all dividends, $100 invested in the company’s common stock on December 31, 2000 would have grown to $152 by December 31, 2005. By comparison, $100 invested in the S&P 500 Composite Index would have been worth $103 by December 31, 2005. An investment of $100 in the Peer Group in 2000 would have been worth $125 on December 31, 2005.

Additional Information

Solicitation of Proxies

In addition to the use of the mail, proxies may be solicited by the directors, officers, and employees of the company without additional compensation by personal interview, by telephone, or by electronic transmission. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common stock and $2.12 convertible preference stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies.

The anticipated fee of such firm is $7,500 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Amy C. Corn
Corporate Secretary

ANNEX I - AMENDED AND RESTATED
KEY EMPLOYEES’ INCENTIVE PLAN
PITNEY BOWES INC. KEY EMPLOYEES INCENTIVE PLAN (As Amended and Restated: February 13, 2006)
1.	Purpose.

	(A)	The Pitney Bowes Inc. Key Employees Incentive Plan (the “Plan”) is designed to provide additional cash incentives for key employees of Pitney Bowes Inc. (the “Company”) and its subsidiaries and affiliates by the making of awards of supplemental compensation. It is intended that such awards will be given in a way designed to retain or attract, and to provide additional incentive to, key employees, having regard for their individual potential, location, contributions to the Company and other appropriate considerations.

	(B)	The Plan shall award short-term incentives in the form of annual cash bonuses and long-term cash-based incentives (e.g., cash incentive units).

2.	Administration.

	(A)	The Plan shall be administered by a committee (the “Committee”) which shall consist of members of the Board of Directors of the Company who are “outside directors” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder. The Committee shall be composed of not less than the minimum number of outside directors from time to time required by section 162(m). The Committee may establish rules for the administration of the Plan and may make administrative decisions regarding the Plan and awards hereunder. The Committee may delegate its functions hereunder to the extent consistent with applicable law.

	(B)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any award, or any award agreement or certificate shall be with and in the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any affiliate, any participant, any holder or beneficiary of any award, and any employee of the Company or of any affiliate.

3.	Awards.

	(A)	The Committee shall determine who is a key employee of the Company and its subsidiaries and affiliates, and from time to time, the Committee may make awards to such key employees as it determines to be appropriate under the terms of the Plan.

	(B)	Awards made under the Plan to Company vice-presidents and above, currently grouped in compensation Band G and above or as such similar employees may be designated in the future (“Covered Employees”), may be made in respect of each calendar year up to the aggregate amount of the “Incentive Fund” for such year. The amount of the Incentive Fund for each year shall be determined by the Committee and shall not exceed an amount equal to:

(i) 4 1/2% of the consolidated net income of the Company and its consolidated subsidiaries before provision for income taxes in the immediately preceding year, as certified by the Company’s independent public accountants, plus

(ii) an additional amount equal to any excess of the aggregate amount of the Incentive Funds for the five preceding years over the aggregate amount of awards made for such years.

	(C)	All awards under the Plan shall be made on such terms and subject to such conditions as the Committee may determine, as follows:

(i) The Committee shall decide who shall receive awards for the year, and shall determine the amount of each award. Awards may be made in cash, Units (as defined in subparagraph (ii)), or any combination as may, in the judgment of the Committee, be best calculated to further the purposes of the Plan. Awards will be granted subject to the section 162(m) provisions of Section 9 of the Plan, if applicable.

(ii) A “Unit” shall be an award which entitles the recipient to receive cash in an amount which depends upon the business performance of the Company or any of its divisions, subsidiaries, or affiliates during a stated period. Performance for this purpose may be measured by the performance mea-

i-1

sures listed in Section 9, or any other indicator specified by the Committee. The Committee shall fix the period during which such performance is to be measured (the “Cycle”), the time at which the value of the Units is to be paid, and the form of the payment to be made in respect of the Units.

(iii) Annual awards under the Plan, other than Units described in subparagraph (ii) above, are referred to as “Annual Incentive Awards.”

	(D)	Annual Incentive Awards granted to Covered Employees shall be charged against the Incentive Fund as of the time the Annual Incentive Award is payable as determined by the Committee, notwithstanding any deferral election. Awards of Units to Covered Employees shall be deemed for such purpose to have a value which represents 50% of the estimated maximum liability of the Company to make payments with regard to such Units as determined by the Committee. Such Units will be revalued by the Committee from time to time during the Cycle referred to in Section 3(C)(ii) above, and any difference from the value originally assigned shall adjust the Incentive Fund for such year or years in an amount equal to such difference.

	(E)	Annual Incentive Awards shall be paid between February 1 and March 15 of the calendar year following the year for which the Annual Incentive Awards were earned. Payments with respect to maturing Units shall be paid between February 1 and March 15 of the calendar year following the final year in the Cycle. Payments to participants who reside outside the United States shall be made in such currencies and such exchange rates as are consistent with the patterns and practices under this Plan.

	(F)	The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of Annual Incentive Awards or Units under the Company’s Deferred Incentive Savings Plan.

4.	Other Plans; No Rights.

Nothing in the Plan shall prevent a participant from being included in any other employee benefit or stock option or purchase plan of the Company or its subsidiaries or affiliates, or from receiving any compensation provided by them. Neither the Plan nor any action taken thereunder shall be understood as giving any person any right to be retained in the employ of the Company or any subsidiary or affiliate, nor shall any person (including persons participating for a prior year) be entitled as of right to be selected as a participant in the Plan for any year.

5.	Plan Amendment and Termination.

The Committee may amend, suspend, or terminate the Plan in whole or in part at any time, provided, however, that if in the judgment of the Committee such amendment or other action would have a material effect on the Plan, such amendment or other action must be taken by the Board of Directors of the Company. No amendment which would materially increase the cost of the Plan shall be made effective unless approved by the shareholders of the Company. This Plan may not be amended, suspended or terminated from and after the date of a Change of Control (as hereinafter defined) or in anticipation of a Change of Control so as to reduce or otherwise adversely affect the benefits to which participants in the Plan are entitled upon a Change of Control, calculated as of the date of the amendment, suspension or termination. Any termination of the Plan shall be made in accordance with the requirements of section 409A of the Code, if applicable.

6.	Change of Control.

Notwithstanding anything in the Plan to the contrary, if a Change of Control, as defined in the Company’s Senior Executive Severance Policy as in effect from time to time (the “Senior Executive Severance Policy”), occurs, the following provisions shall apply:

	(A)	Annual Incentive Awards. The Committee shall calculate an Annual Incentive Award as of the date of the Change of Control for each key employee of the Company and its subsidiaries and affiliates who, as of the date of the Change of Control, had previously been notified by the Company that he or she was eligible to receive an Annual Incentive Award for the year in which the Change of Control occurs.

(i) The Committee shall calculate the Annual Incentive Awards using Company and employee performance measured as of the date immediately preceding the Change of Control date. A second calculation using similar performance measures, but based on performance for the full year in which the Change of Control occurs, shall be performed at such time as the Annual Incentive Awards would otherwise have been calculated after the end of the year to which the Annual Incentive Awards relate. A key employee’s Annual Incentive Award for the year in which the Change of Control occurs shall be the greater of the amount calculated upon the Change of Control or the amount calculated after the end of the year to which the Annual Incentive Award relates, except as provided in subparagraph (iii) below.

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	(ii)	Annual Incentive Awards relating to the year in which the Change of Control occurs shall vest upon the Change of Control but shall not be payable until the date on which the Annual Incentive Awards would otherwise have been paid in the absence of the Change of Control, as described in Section 3(E) above, except as described in subparagraph (iii) below.

	(iii)	If a key employee suffers a Termination of Employment, as defined in the Senior Executive Severance Policy, the Committee shall make the second calculation described in subparagraph (i) above as of the key employee’s termination date (or as of the last day of the preceding fiscal quarter, if the Committee so determines), based on performance through such calculation date. The terminated key employee’s Annual Incentive Award for the year shall be the greater of the amount calculated upon the Change of Control or the amount calculated as described in the preceding sentence. The Annual Incentive Award shall be paid no later than fifteen (15) days after the key employee’s termination date.

	(iv)	The following methodology shall be utilized in calculating Annual Incentive Awards with respect to services for the year in which the Change of Control occurs:

		(a)	If a rating system to determine the amount of the Annual Incentive Awards had been in effect in any of the three (3) years preceding the year in which the Change of Control occurs, whereunder (1) each participant had been assigned a rating (expressed as a number) corresponding to the evaluation of his or her individual performance with respect to a fiscal year (the “Personal Rating”), and (2) each participant had been assigned a rating (also expressed as a number) corresponding to evaluation of the performance with respect to such fiscal year for the Company and/or the division or divisions or unit or units to which such participant had been assigned during such fiscal year, each participant shall be assigned ratings for (1) his or her personal level of performance, (2) the Company’s performance and/or (3) his or her division(s)’ or unit(s)’ performance for purposes of determining his or her Annual Incentive Award equal to the respective aggregate average rating for a period which shall be composed of such of the three fiscal years (prior to the year that the Change of Control occurs) during which such rating system was in effect and such participant was eligible to receive an Annual Incentive Award. If a Change of Control occurs in the first year in which a participant is eligible to receive an Annual Incentive Award, his or her Personal Rating shall be equal to the mid-level rating then in effect, and such rating shall be used regarding his or her personal performance and the Company and/or the relevant business unit or division performance for purposes of this Section. The ratings with respect to each participant shall be applied in accordance with the appropriate bonus grid (or such similar device then in effect) for which such participant is eligible at the time of Change of Control to determine the appropriate percentages, the aggregate of which shall then be multiplied by the salary range midpoint (or the computation basis used to compute the value of an Annual Incentive Award) then in effect for each respective participant.

		(b)	If a rating system has not been in effect in any of the three years immediately preceding the year in which the Change of Control occurs, payment of an award in respect of the year in which the Change of Control occurs shall be determined by the Committee in its sole discretion, provided, however, that each participant shall be entitled to receive and shall receive a minimum amount of no less than the amount received in respect to the past fiscal year and, in the event of a participant’s first year of participation, no less than the average award made in the preceding year to participants of the same job level.

		(c)	The foregoing is intended to set forth the minimum amount of Annual Incentive Award payments that shall be made in the circumstances as above provided but are not intended to limit any additional payments that the Committee may desire to make as in its discretion it deems appropriate.

(B)	Units. In the event of a Change of Control, the Committee shall determine the value in cash of all Units payable under the Plan, which shall include Units maturing upon the end of each stated period then in effect (a “Cycle”) as authorized under Subsection 3(C)(ii) above. The Committee will calculate the value of Units as of the date of the Change of Control for each key employee of the Company and its subsidiaries and affiliates who, as of the date of the Change of Control, had previously been notified by the Company that he or she was eligible to receive an award of Units for a Cycle in effect as of the date of the Change of Control, in accordance with the following methodology:

		(i)	Units shall be valued by the Committee using Company and employee performance measures customarily used to value such Units as of the date immediately preceding the Change of Control date, based on performance as of the Change of Control date. A second calculation using similar performance measures, but based on performance for the full Cycle, shall be performed at the

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end of the Cycle. A key employee’s Unit award for the Cycle shall be the greater of the amount calculated upon the Change of Control or the amount calculated after the end of the Cycle to which the Unit relates, except as provided in subparagraph (iii) below.

(ii) Units shall vest upon the Change of Control but shall not be payable until the date following the end of the Cycle on which the Units would otherwise have been paid in the absence of the Change of Control, as described in Section 3(E) above, except as described in subparagraph (iii) below.

(iii) If a key employee suffers a Termination of Employment, as defined in the Senior Executive Severance Policy, the Committee shall make the second calculation described in subparagraph (i) above as of the key employee’s termination date (or as of the last day of the preceding fiscal quarter, if the Committee so determines), based on performance through such calculation date. The terminated key employee’s Unit award for the Cycle shall be the greater of the amount calculated upon the Change of Control or the amount calculated as described in the preceding sentence. The Unit award shall be paid no later than fifteen (15) days after the key employee’s termination date.

	(D)	For purposes of this Plan, a “Change of Control” shall be deemed to have occurred under the terms and conditions outlined in the Senior Executive Severance Policy.

	(E)	Any right to a payment as provided in this Section shall be a contract right of the executives as herein described, enforceable against the Company, its assigns and successors. Upon and following the occurrence of a Change of Control, any decision rendered pursuant to this Section 6 may be contested by any claimant, and the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which a claimant may reasonably incur as a result of any contest, provided the claimant substantially prevails in the outcome thereof.

7.	No Assignment.

No award, and no right under any award shall be assignable, alienable, saleable, or transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided however, that if so determined by the Committee, a participant may in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any cash distributable, with respect to any award upon the death of the participant. Each award, and each right under any award, shall be issuable or payable only to the participant, or, if permissible under applicable law, to the participant’s guardian or legal representative or to a transferee receiving such award pursuant to a qualified domestic relations order referred to above. No award, and no right under any such award, may be pledged, alienated, attached, or otherwise encumbered and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

8.	Effective Date.

The Plan, as amended and restated herein, shall become effective on February 13, 2006, subject to shareholder approval.

9.	Section 162(m).

	(A)	Notwithstanding the foregoing, the provisions of this Section 9 shall be applicable to awards made under the Plan to “162(m) Covered Employees” and such awards shall be referred to as “162(m) Covered Awards.” 162(m) Covered Employees shall consist of employees in compensation Band H and above, or as such similar employees are designated in the future. For purposes of this Section 9, “162(m) Covered Employees” includes participants in the Plan who are or are expected to be, at the time taxable income will be realized with respect to the award, “covered employees” within the meaning of section 162(m) of the Code and the Treasury regulations thereunder.

	(B)	162(m) Covered Awards shall be granted subject to the achievement of one or more pre-established objective Performance Goals (as defined below), in accordance with the requirements of section 162(m) applicable to “qualified performance-based compensation” and the procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such Performance Goals or to increase the amount payable pursuant to Covered Awards after the Performance Goals have been established. The Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to any Covered Award, provided that the Change of Control provisions of Section 6 shall override any contrary provisions of this Section 9.

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	(C)	“Performance Goals” means one or more objective performance goals, established by the Committee at the time an award is granted, and based upon the attainment of targets for one or any combination of the following criteria: operating income, revenues, return on operating assets, earnings per share, return on stockholder equity, total stockholder return, total earnings, income from continuing operations, growth of book or market value of capital stock, stock price, free cash flow, or achievement of cost control, of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other corporations. Performance Goals shall be set by the Committee within the time period prescribed by section 162(m).

	(D)	No payment shall be made pursuant to a 162(m) Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained. Amounts paid on 162(m) Covered Awards to a particular 162(m) Covered Employee during any fiscal year of the Company shall not exceed the maximum amount of $4,000,000 for annual awards and $8,000,000 for units.

10.	Section 409A.

	(A)	It is anticipated that payments under this Plan (except for certain Unit payments after a Change of Control) shall not be subject to section 409A of the Code as a result of the “short-term deferral” exception set forth in applicable guidance. However, if and to the extent that section 409A of the Code applies to amounts payable under the Plan, distributions may only be made under the Plan upon an event and in a manner permitted by section 409A. To the extent that any provision of the Plan would cause a conflict with any applicable requirements of section 409A, or would cause the administration of the Plan to fail to satisfy the applicable requirements of section 409A, such provision shall be deemed null and void.

	(B)	Notwithstanding anything in the Plan to the contrary, if section 409A of the Code applies to the Plan and if a participant is a “specified employee,” as defined in section 409A, payment of benefits under this Plan upon termination of employment shall be postponed for six months after termination of employment if required in order to avoid adverse taxation under section 409A. If payment of benefits under the Plan is required to be postponed pursuant to section 409A, the accumulated amounts withheld on account of section 409A shall be paid in a lump sum payment within five days after the end of the required postponement period. If the participant dies during such postponement period prior to the payment of benefits, the amounts withheld on account of section 409A shall be paid to the participant’s beneficiary determined under Section 7.

11.	Tax Withholding. All payments under the Plan shall be subject to applicable tax withholding.

12.	Controlling Law. The Plan shall be construed and enforced according to the laws of the state of Connecticut, exclusive of conflict of law provisions thereof, to the extent not preempted by Federal law, which shall otherwise control.

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ANNEX II - PITNEY BOWES INC. 1998
U.K. S.A.Y.E. STOCK OPTION PLAN

PITNEY BOWES INC. RULES OF PITNEY BOWES INC. 1998 U.K. S.A.Y.E. STOCK OPTION PLAN (Inland Revenue references SRS 1787) (approved and adopted on)
PITNEY BOWES INC.
1998 U.K. S.A.Y.E. STOCK OPTION PLAN
CONTENTS
Rule		Page
1. Interpretation		ii-2
2.	Invitation And Application For Options	ii-4
3.	Grant Of Options	ii-4
4.	Scaling Down	ii-5
5.	Limit On Participants	ii-5
6.	Exercise Of Options	ii-5
7.	Lapse Of Options	ii-5
8.	Manner of Exercise And Issue Or Transfer Of Shares	ii-6
9.	Issue Or Reorganization	ii-7
10.	Takeover And Reconstruction	ii-7
11.	Voluntary Winding Up	ii-8
12.	Administration	ii-8
13.	Amendment	ii-8
14.	Duration And Termination	ii-9

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1. INTERPRETATION

(1) The following words and expressions have the following meanings:

“Acquisition Price”	the price, as determined by the Directors, at which each Share subject to an
Option may be acquired on the exercise of that Option. That price must not be less than the greater of:

(i) 80% of the Market Value at the Date of Invitation; and if

(ii) if the Option relates to unissued Shares, its nominal value.

If Rule 10(3) has been applied the “Acquisition Price” shall be the price for the acquisition of a share in the company whose shares are scheme shares determined under Rule 10(3);

“Approval”	approval of the Plan under Schedule 9 as a savings-related share option scheme;

“Auditors”	the auditors for the time being of the company whose shares are scheme shares;

“Bonus Date”	in relation to an Option, means:

(a)	where a three year Savings Contract is made in connection with the
Option, the date on which the bonus (“three year bonus”) is payable under the Savings Contract; and

(b)	where a five year Savings Contract is made in connection with the Option, the date on which the standard bonus or maximum bonus, as applicable, is payable under the Savings Contract;

“Committee”	a committee of such one or more persons as the Chief Executive Officer of the Company shall from time to time determine;

“Company”	Pitney Bowes Inc., a company incorporated under the laws of the state of
Delaware, U.S.A.;

“Control”	has the same meaning as in Section 840 of ICTA 1988;

“Date of Grant”	the date on which an Option is granted under Rule 3;

“Date of Invitation”	the date on which invitations are made to Eligible Employees under Rule 2(1)
or, as the case may be, determined to be made under Rule 2(3);

“Directors”	The board of directors for the time being of the Company or a duly constituted committee of the board;

“Dollars”	United States Dollars;

“Eligible Employee”	(a)	any employee, including a director holding salaried employment, of any
Participating Company who:

i)	is chargeable to United Kingdom income tax under Case 1 of
Schedule E in respect of his office or employment; and

ii)	has been in employment for a continuous period beginning no later than 31st December in the immediately proceeding calendar year;
and

(b)	any other employee or director (not being an Eligible Employee with (a)
above) who the Directors have determined shall be regarded as an
Eligible Employee in respect of any particular invitation

but shall exclude an Eligible Employee who is not permitted to be eligible to participate by virtue of the provisions of paragraph 8 of Schedule 9;
Provided that the Directors may vary the terms on which an employee may be eligible to participate and, in particular, any period of service referred to in (a)
(ii) above (but not so that the period for qualification as an Eligible Employee immediately proceeding the Date of Grant would exceed 4 years 335 days);

“Group”	the Company and all Subsidiaries which are under the Control of the
Company and any Jointly owned Company;

“ICTA 1988”	the Income and Corporation Taxes Act 1988;

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“Issue or Reorganization”	any variation in the capital of the Company (or any other company whose shares are scheme shares) arising from a capitalization issue, an offer to the holders of Shares by way of rights, a subdivision, consolidation, reduction or other variation of share capital;

“Jointly-owned Company”	a company of which not less than 50 per cent of its ordinary share capital is beneficially owned by the Company and/or Subsidiary and any company under the Control of any such company which, in any such case, the Board of
Inland Revenue has for the time being agreed may be a participating com-
pany in the Plan;

“Local Management”	the directors of Pitney Bowes Limited or a duly constituted Committee thereof;

“Market Value”	an amount equal to the average of the closing prices (expressed in Dollars) of a Share as shown by the consolidated New York Stock Exchange Composite
Tape for the three dealing days immediately prior to the Date of Invitation;
provided that the price expressed in Dollars shall be converted into pounds sterling at the average of the spot buying and selling rates for sterling with the
Dollar quoted in London in comparable amounts by any clearing bank selected by the Directors at or about 11:00 a.m. on the relevant dealing days.

“Maximum Savings Contribution”	a monthly contribution of £250 or such other amount as the Inland Revenue may specify but so that the Directors may specify a smaller figure to be the
Maximum Savings Contribution for the purposes of any particular invitation made pursuant to Rule 2(1);

“Minimum Savings Contribution”	a monthly contribution of £10 or such other minimum amount as may be determined by the Directors not being less than the minimum amount as may for the time being be specified for the purposes of Schedule 9 as the minimum amount of a Savings Contribution;

“New York Stock Exchange”	The New York Stock Exchange or any successor body carrying on the business of The Stock Exchange, New York;

“Option”	a right to acquire Shares under the Plan;

“Participant”	any person who has been granted an Option including, if relevant, his legal personal representatives;

“Participating Company”	any company within the Group as the Directors may designate. The Directors may from time to time exclude any such company and may from time to time include any other company within the Group;

“Plan”	the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan in its present form or as amended from time to time in accordance with the Rules;

“Redundancy”	dismissal by reason of redundancy within the meaning of the Employment
Rights Act 1996;

“Retirement”	ceasing to hold the office or employment by virtue of which a Participant is eligible to participate in the Plan by reason of retirement:

(i) on reaching the Specified Age, or

(ii) on reaching any other age at which he is bound to retire in accordance with the terms of his contract of employment;

“Savings Body”	the savings body which is designated by the Local Management for the purpose of the Plan;

“Savings Contract”	a contract which is taken out under a certified contractual savings scheme within the meaning of Section 326 of ICTA 1988 and which is approved by the board of Inland Revenue for the purposes of Schedule 9;

“Savings Contract Repayment”	(i) in respect of any Option to be granted, the aggregate repayment which corresponds to any particular rate of saving under a Savings Contract, being the repayment of all Savings Contributions plus the three year bonus, standard bonus or maximum bonus, as applicable, payable on the
Bonus Date; and

(ii) in respect of any Option already granted, the amount applied for the purpose of calculating the number of Shares comprised in the Option in
Rule 3 or Rule 4;

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“Savings Contribution”	the amount payable by a Participant by way of monthly contribution under a
Savings Contract which is related to an Option and is normally deductible from his remuneration;

“Schedule 9”	Schedule 9 to ICTA 1988;

“Share”	an ordinary share in the capital of the Company or, if Rule 10(3) has been applied, the company whose shares are scheme shares, which satisfies the conditions of paragraphs 10 to 14 of Schedule 9;

“Specified Age”	the age of 5 in the case of male and female Participants;

“Subsidiary”	a company which is a subsidiary of the Company within the meaning of
Section 736 of the Companies Act 1985.

(2)	Other words or expressions, so far as not inconsistent with the context, shall have the same meanings as in
Schedule 9.

(3)	Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(4)	Any reference, express or implied, to an enactment includes references to:

(a) that enactment as amended, extended or applied by or under any other enactment, and

(b) any enactment which that enactment re-enacts (with or without modification).

2. INVITATION AND APPLICATION FOR OPTIONS

(1)	At such times as the Directors deem appropriate they shall authorize the Committee to invite Eligible
Employees to apply for Options. The forms to be used for invitations, applications and the grant of Options shall be specified by the Local Management and approved by the Inland Revenue.

(2)	The invitations may be made by letter, poster, circular, advertisement or any other means or by a combination of such means as determined by the Local Management.

(3)	The invitation may consist of more than one document issued on different days and, in particular, the
Acquisition Price may be advertised by poster and, if this is the case, the Date of Invitation shall be the day following the last of the three dealing days by reference to which the Acquisition Price is determined.

(4)	Eligible Employees shall be given such period as the Local Management shall determine, not being less than
14 days, in which to apply for Options.

(5)	An Eligible Employee may apply for an Option on the form of application prescribed by the Local
Management accompanied by a proposal form of the Savings Body to enter a Savings Contract.

(6)	The Eligible Employee shall specify:

(a) the amount of Savings Contribution which, subject to Rules 4 and 5, he wishes to pay; and

(b) subject to Rule 2(11), whether the Savings Contract Repayment is to be taken as including the three-year bonus, the maximum bonus or the standard bonus.

(7)	The form of application shall contain such undertakings given or declarations made by the Eligible Employee, not inconsistent with the terms of the Plan, as the Local Management may require.

(8)	An Eligible Employee may not complete more than one form of application to join the Plan pursuant to an invitation under Rule 2(1).

(9)	The consideration for the grant of an Option to an Eligible Employee under the Plan shall be his entering into a Savings Contract and agreeing to be bound by the rules of the Plan.

(10)	The Directors may specify a maximum number of Shares to be available under the invitations.

(11)	The Local Management may allow Eligible Employees to elect for the three-year bonus, the standard bonus or the maximum bonus when applying for Options. If the Directors do not permit applications on this basis
Eligible Employees may only elect for the standard bonus under Rule 2(6)(b).

3. GRANT OF OPTIONS

(1)	Options shall, subject to Rule 4, be granted by the Local Management to each Eligible Employee who has applied for an Option over the largest whole number of Shares which can be acquired at the Acquisition Price with the Savings Contract Repayment relative to his application.

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(2) Options shall be granted within 30 days after the earliest of the three consecutive dealing days over which the Acquisition Price is determined. An option certificate in a form (not inconsistent with the provisions of the
Plan) as determined by the appropriate management authority of the Company responsible for Corporate affairs shall be issued to the Participant and shall specify the date on which the Option was granted, the number of Shares under the Option, the Acquisition Price at which the Shares may be acquired on exercise and the Bonus Date.

(3) No option granted under the Plan may be transferred, assigned, charged or otherwise alienated. If a
Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him his Option will lapse.

4. SCALING DOWN

If, following an invitation under Rule 2(1), there are insufficient Shares available to satisfy in full all applications received, then the following steps shall be carried out successively by the Committee to the extent necessary to eliminate the excess:

(a) each election for the maximum bonus (where such was permitted) to be included in the Savings
Contract Repayment shall be deemed to be an election for only the standard bonus to be so included;

(b) each election for any bonus to be included in the Savings Contract Repayment shall be deemed to be an election for no bonus to be included;

(c) the excess over the Minimum Savings Contribution chosen by each applicant shall be reduced pro rata to the extent necessary; and

(d) applications will be selected by lot, each based on a monthly contribution equal to the Minimum Savings
Contribution and the inclusion of no bonus in the Savings Contract Repayment.

5. LIMIT ON PARTICIPATION

A Participant shall not in any one month or, in the case of a Participant paid weekly, in a four week period, be entitled to make Savings Contributions which in aggregate amount to more than the maximum monthly sum permitted under paragraph 24 of Schedule 9.

6. EXERCISE OF OPTIONS

Save as provided in Rules 7, 10 and 11 an Option shall be capable of being exercised at any time following the earliest of

(a) the applicable Bonus Date;

(b) the Participant ceasing to be a director or employee of a Participating Company by reason of his death, injury, disability, Redundancy or Retirement;

(c) The Participant ceasing to be a director or employee of a Participating Company by reason of the
Participating Company by which he is employed ceasing to be a member of the Group or by reason of the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is neither an associated company of the Company nor a company which is a member of the Group under the Control of the Company;

(d) The Participant ceasing to be in Employment in any circumstances other than those referred to in sub-
rules (b) and (c) above where the Participant has been in Employment continuously for more than three years after the Date of Grant of the Option and the Local Management in its discretion determines that such special circumstances exist;

(e) The Participant attaining the Specified Age (and continuing to be a director or employee of a Participating
Company);

(f) The occurrence of the circumstances permitting the exercise of Options specified in Rule 10 or 11
(takeover, reconstruction and winding up).

7. LAPSE OF OPTIONS

(1) Save as provided in Rules 7,10, and 11, an Option shall lapse to the extent that it has not been exercised
(whether or not it became exercisable) by the earliest of:

(a) the expiry of six months from the Bonus Date unless the Participant dies within six months or after the
Bonus Date;

ii-5

(b)	the expiry of twelve months from the date of death of the Participant or, if the Participant dies within six months after the Bonus Date, twelve months after the Bonus Date;

(c)	the expiry of six months from the date on which

i.	the Participant ceases to be a director or employee of a Participating Company by reason of his injury, disability, Redundancy, Retirement or

ii.	the Participant ceases to be a director or employee of a Participating Company by reason of the
Participating Company by which he is employed ceasing to be under the Control of the Company or the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is neither an associated company of the Company nor a company under the Control of the Company or unless (in either case) the Participant dies within that period of six months.

(d)	the date on which the Participant ceases to be a director or employee of a Participating Company in any circumstances other than those referred to in Rule 6(b), (c) or (d);

(e)	the Participant’s right to continue making Savings Contributions lapsing in accordance with the provisions of the Savings Contract (including by withdrawal of his contributions) other than on death or for the purpose of exercising an Option;

(f)	the expiry of the periods referred to in Rule 10(1) (change of control) and Rule 11 (members’ voluntary winding up the Company).

(2)	The Option shall cease to be exercisable under Rule 6(e) (without lapsing) if not exercised on the expiry of six months from the date on which the Participant, while continuing to be a director or employee of a
Participating Company, attains the Specified Age and may become again capable of being exercised in accordance with Rule 6 above.

(3)	The aggregate Acquisition Prices payable on exercise of an Option shall not exceed any repayment made under the Savings Contract of the Participant’s Savings Contributions together with any bonus and interest.
For this purpose repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

(4)	For the purpose of Rule 6(b), (c) and (d) and (1)(c) and (d) of this Rule a Participant shall be deemed not to cease to be a director or employee of a Participating Company until he ceases to hold an office or employment with any Participating Company or with any company under the Control of the Company or with any associated company (within the meaning that these words bear in Section 187 of ICTA 1988) of the
Company.
(5)	A Participant shall not be entitled to exercise an Option at any time when he is ineligible to participate by virtue of paragraph 8 of Schedule 9 or when he is ineligible to participate by virtue of paragraph 26(3) of
Schedule 9 that is, except where he exercises an Option pursuant to Rule 6(b), (c) or (d), unless he is at that time a director or employee of a Participating Company.

8. MANNER OF EXERCISE AND ISSUE OR TRANSFER OF SHARES

(1)	An Option may be exercised by the Participant giving notice of exercise in a form approved by the Local
Management to the Company. The notice shall specify the number of Shares (or the equivalent aggregate
Acquisition Prices) over which the Option is exercised and shall be accompanied by the relevant option certificate and the form of withdrawal from the Savings Contract required by the Savings Body or by an appropriate remittance and evidence of withdrawal from the Savings Contract.

(2)	The Company shall allot or procure the transfer of the Shares in respect of which the Option has been exercised within 30 days after receipt by the Company of the notice, option certificate and the appropriate portion of the Savings Contract Repayment or remittance and evidence of withdrawal and shall issue to the
Participant a share certificate.

(3)	Any allotment made at a time when Shares are listed on the New York Stock Exchange ex-dividend, ex-rights or ex any other distribution shall be made upon terms that the Shares so allotted are not entitled to participate in the relevant dividend, rights or distribution, but the Shares so allocated shall in all other respects rank pari passu with the other issued Shares of the same class. Any transfer of Shares made at a time when
Shares are listed on the New York Stock Exchange ex-dividend, ex-rights or ex any other distribution shall be made upon terms that the Transferee is not entitled to participate in the relevant dividend, rights or distribution.

(4)	An Option may be exercised in whole or in part but if exercised in part the unexercised portion will lapse.

(5)	On the exercise of any Option, the Company shall forthwith apply to the New York Stock Exchange for a listing for the relevant Shares if not already listed.

ii-6

9. ISSUE OR REORGANIZATION

(1)	In the event of any Issue or Reorganization,

(a)	the number of Shares comprised in an Option; and/or

(b)	the Acquisition Price under an Option;

may be adjusted in such manner as the Directors decide subject to paragraph (2) below and to the prior approval of the Inland Revenue and the written concurrence of the Auditors that in their opinion the adjustment is fair and reasonable.

(2)	Following an adjustment under paragraph (1) above, Shares must continue to comply with paragraphs 10 to
14 of Schedule 9.

(3)	The Directors may notify Participants of any adjustments made under this Rule 9 and may call in, cancel, endorse, issue or reissue any option certificate following an adjustment.

10. TAKEOVER AND RECONSTRUCTION

(1) If:
(a)	a general offer is made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as is not at the time owned by the offeror or any company controlled by the offeror and/or persons acting in concert with the offeror) and after the announcement of the general offer the offeror (and any such companies and/or persons) acquires Control of the Company, or

(b)	a general offer is made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as aforesaid) by any person who (together with any company controlled by such person and/or persons acting in concert with him) has Control of the Company,

a Participant may, subject to the provisions of Rule 7, be entitled to exercise his Option at any time during the period of six months following, in the case of an offer within paragraph (a) above, the date of the acquisition of Control and, in the case of an offer within paragraph (b) above, the date on which the offer is made or, if the offer was conditional, the later date on which the offer becomes unconditional.

(2)	The Company shall use its reasonable endeavors to procure that if a Participant is allotted Shares pursuant to the exercise of Options in accordance with Rule 10(1) then if such Shares were not the subject of the said general offer the offeror shall make an offer to acquire from the Participant his Shares upon the same terms as Shares of the same class were acquired under the general offer.

(3)	If any company (the “acquiring company”) obtains Control of the Company as a result of making:
(a)	a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

(b)	a general offer to acquire all the shares in the Company which are of the same class as the scheme shares,

any Participant may at any time within the appropriate period, by agreement with the acquiring company, release his Option (“old rights”) in consideration of the grant to him of rights (“new rights”) which are equivalent to his Option but relate to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9). “The appropriate period” and “equivalent”
have the same meaning as in paragraph 15 of Schedule 9 and accordingly the new rights shall not be regarded for the purpose of the Scheme as equivalent to the old rights unless:

i.	the shares to which they relate satisfy the conditions specified, in relation to scheme shares, in paragraphs 10 to 14 of Schedule 9; and

ii.	the new rights will be exercisable in the same manner as the old rights and subject to the provisions of the Plan as it had effect immediately before the release of the old rights; and

iii.	the total market value, immediately before the release, of the shares which were subject to the
Participant’s old rights is equal to the total market value, immediately after the grant of the shares in respect of which the new rights are granted to the Participant; and

iv.	the total amount payable by the Participant for the acquisition of shares in pursuance of the new rights is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the old rights.

The new rights shall for the purposes of the Plan be treated as having been granted at the time when the old rights were granted and references to Shares shall, in relation to the new rights, be taken as references to the shares of the company whose shares are scheme shares. References to the Company shall be taken to

ii-7

be references to the company whose shares are scheme shares in Rules 6, 7, 8, 10, 11 and 12 except that references to a Participating Company in Rules 6 and 7 shall continue to be construed as if references to the
Company were references to Pitney Bowes Inc. The new rights shall not lapse as a result of the operation of
Rule 7(l)(f) following the event permitting the grant of such new rights.

11. VOLUNTARY WINDING UP

If a resolution for a members’ voluntary winding up of the Company is passed (other than for the purpose of reconstruction or amalgamation), a Participant may exercise his Option, subject to Rule 7(5), within three months of the date of the resolution. Subject thereto, all Options shall lapse on the winding up of the Company.

12. ADMINISTRATION

(1)	The Plan shall be administered by the Local Management under direction of the Directors whose decision on any matter concerning the Scheme shall be final and binding unless it is a matter on which the Auditors’ decision is final and binding.

(2)	The cost of establishing and operating the Plan (including but not limited to stamp duty, stamp duty reserve tax and any other costs relating to the issue or transfer of Shares upon the exercise of Options) shall be borne by the Company.

(3)	In any matter in which they are required to act under these Rules the Auditors shall be deemed to be acting as experts and not as arbitrators and, save for manifest error, their decision shall be final and binding and the
Arbitration Acts 1950 and 1979 shall not apply.

(4)	The Company shall use reasonable endeavors to ensure that there are sufficient authorized and unissued
Shares available to be transferred to Participants to satisfy outstanding Options except to the extent that the
Directors are satisfied that the Shares already in issue are or will be available to be transferred to satisfy outstanding
Options.

(5)	All notices under the Plan shall be in writing. Any notice or other document to be served under the Plan may be delivered or sent by first class recorded delivery post or facsimile process, and if to the Company or to a
Participating Company to their respective registered offices for the time being, and if to a Participant, to the
Participant at the address which he shall give to the Company for the purpose or, failing any such address, to his last known place of abode.

(6)	Any notice or document shall be deemed to have been served:

(a) if delivered, at the time of delivery; or

(b) if posted, at 10:00 a.m. on the second business day after it was put into the post; or

(c) if sent by facsimile process, at the time of the dispatch.

(7)	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed, prepaid and posted or that the facsimile message was properly addressed and dispatched, as the case may be.

(8)	Participation in the Plan is a matter separate from any contract of employment and any benefit conferred by the Plan shall not be counted for pension or any other purpose.

(9)	A Participant shall have no entitlement (and by applying for an Option under the Scheme an individual shall be deemed irrevocably to have waived any entitlement) by way of compensation or damages resulting from the termination of the office or employment by virtue of which he is or may be eligible to participate in, or to exercise Options under, the Plan for the loss of any right or benefit or prospective right or benefit under the
Plan which he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.

13. AMENDMENT

(1)	The Directors may by resolution and without other formality at any time amend the Plan in any respect except that any amendment made when the Plan is approved under Schedule 9 shall not have effect without the prior approval of the Inland Revenue.

(2)	No amendment shall be made under paragraph (1) which would abrogate or materially affect adversely the subsisting rights of a Participant unless it is made with his written consent or by a resolution passed as if the
Options constituted a separate class of share capital and the provisions of the Articles of Association of the
Company and of the Companies Act 1985 relating to class meetings applied to that class mutatis mutandis.

ii-8

14. DURATION AND TERMINATION

No Options may be granted under the Scheme more than ten years after the date of the adoption of the Plan by the Company. The Directors may terminate the Plan at any time and no further Options shall be granted after that date, but Options granted before that date will continue to be valid and exercisable in accordance with these Rules.

ii-9

ANNEX III - AUDIT COMMITTEE CHARTER

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”) is to assist the Board in the oversight of (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the independence and qualification of the Company’s external auditors, (d) the performance of the Company’s internal audit function and external auditors, and (e) the preparation of the report the Committee is required by Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

Committee Structure and Operations

The Committee shall be composed of a minimum of three directors, with all members of the Committee to be independent, according to independence standards established by the Board, consistent with applicable statutes, regulations, and listing standards of The New York Stock Exchange (“NYSE”). The Board shall appoint members of the Committee annually, including a Director to serve as Committee Chair, after consideration of nominations by the Governance Committee. In selecting members of the Committee, the Board shall take into account compliance with applicable statutes, rules, regulations and the listing standards of the NYSE, including requirements of independence. The Board shall determine that each member of the Committee is financially literate in accordance with NYSE listing standards. At least one member of the Committee shall, in the judgment of the Board be an “audit committee financial expert” in accordance with the rules and regulations of the SEC, and at least one member (who may also be the financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with NYSE listing standards.

The Committee shall meet at least four times per year, with additional meetings to occur as deemed necessary or desirable by the Committee or the Committee Chair. A majority of the members of the Committee shall constitute a quorum for the Committee to act in the discharge of its duties.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.	To be directly responsible, in its capacity as a committee of the Board, for appointing and retaining, compensating, overseeing and terminating when appropriate, the principal firm of independent public accountants (“External Auditors”) to audit the consolidated financial statements of the Company. In this regard, the Committee shall evaluate the qualifications, independence and performance of the External Auditors, appoint and retain them (subject to ratification by the Company’s shareholders), and, if appropriate, replace the External Auditors. The External Auditors shall report directly to the Committee.

2.	Pre-approve all audit and non-audit services to be performed by the External Auditor and establish policies and procedures for the engagement of the External Auditor to provide those services.

3.	Obtain and review, at least annually, a report by the External Auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the External Auditor and the company.

4.	Meet to review and discuss with management and the External Auditor the annual audited financial statements and quarterly financial statements prior to filing, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and matters required to be reviewed by applicable legal, regulatory, or NYSE requirements.

5.	Discuss with management and the External Auditors and review any significant issues regarding accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. Review a report from the External Auditors regarding all critical accounting policies to be used in the Company’s financial statements, including major changes thereto. Review any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. The External Auditors shall also report to the Committee any other material written communications with management.

iii-1

6.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.	Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

8.	Review with the External Auditors any audit problems or difficulties and management’s response.

9.	Discuss policies with respect to risk assessment and risk management.

10.	Meet separately and on a periodic basis with management, the lead internal auditor of the Company (the “General Auditor”), and with the External Auditors.

11.	Review and approve periodically (at least annually) the internal audit organization and the objectives and scope of the internal audit function and examinations including review and approval of the appointment of the General Auditor.

12.	Review periodic reports from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting, including reports on (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, including any corrective actions and (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls.

13.	Establish procedures regarding (a) the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by Company employees regarding questionable accounting or auditing matters.

14.	Set policies for the hiring of employees or former employees of the External Auditor.

15.	Review periodically (at least annually) the Committee charter and recommend to the Governance Committee any proposed changes to the charter.

16.	Assess annually the Committee’s performance of its responsibilities and report on that assessment to the Board.

Committee Reports

The Committee shall produce the following reports and provide them to the Board:

1.	An annual Report of the Audit Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

2.	An annual performance evaluation of the Committee. The performance evaluation should also recommend to the Governance Committee whether any improvements to this charter are deemed necessary or desirable. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Committee Chair or any other member of the Committee designated by the Committee to make this report.

3.	A summary of the actions taken at each Committee meeting, which shall be presented by the Committee Chair to the Board at the next board meeting.

Resources and Authority of the Committee

The Committee shall be provided with adequate resources and funding, as determined by the Committee, to satisfy its responsibilities.

The Committee shall have the authority to appoint and retain such outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Committee shall have the sole authority to approve the terms of any such retention and the fees to be paid.

The Committee shall have direct access to the External Auditors, the General Auditor, and the General Counsel, each of whom shall also have direct access to members of the Audit Committee.

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ANNEX IV – EXECUTIVE COMPENSATION COMMITTEE CHARTER

Purpose of Committee

The purpose of the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”) is to have direct responsibility for the compensation of the CEO, COO and other members of the Company’s senior management (as determined by the Committee), and for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), and to review and approve allocations of shares in the Company’s employee stock plans in connection with the granting of stock options and other stock awards.

Committee Structure and Operations

The Committee shall be composed of a minimum of three Directors, with all members of the Committee to be independent, according to independence standards established by the Board, consistent with applicable statutes, regulations, and listing standards of the New York Stock Exchange. The Board shall appoint members of the Committee annually, including a Director to serve as Committee Chair, after consideration of nominations by the Governance Committee.

The Committee shall meet at least four times per year, with additional meetings to occur as deemed necessary or desirable by the Committee or the Committee Chair. A majority of the members of the Committee shall constitute a quorum for the Committee to act in the discharge of its duties.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.	In consultation with senior management, the Committee shall establish the Company’s executive compensation philosophy, and oversee the development and implementation of compensation programs that (a) support the Company’s overall strategy and objectives; (b) attract and retain key executives; and (c) link total compensation to financial performance and attainment of strategic objectives.

2.	Review and approve corporate goals and objectives relevant to the compensation of the CEO, COO, and other members of senior management, and annually evaluate such individuals’ performance in light of those goals and objectives. The Committee shall evaluate the compensation levels and payouts against, among other factors, (1) pre-established measurable performance goals and objectives and (2) an appropriate comparative group. In determining the long-term incentive component of CEO compensation or COO compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, and the awards given to the executive in past years.

3.	On an annual basis, review the performance and development of the CEO at a joint meeting with the Governance Committee, at which the chair of the Governance Committee presides, in preparation for a full Board review of such matters.

4.	Review all elements of CEO and COO compensation annually at a meeting in executive session, and, together with the other independent Directors of the full Board, determine and approve such executives’ compensation based on this review.

5.	Review the competitive position of, and approve and recommend changes to, the plans, systems, and practices of the Company relating to total compensation programs applicable to the senior management of the Company.

6.	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

7.	Review and approve any executive severance arrangements for Executive Officers of the Company.

8.	Review and approve stock ownership guidelines for senior management.

9.	Prepare and issue the evaluations and reports required under “Committee Reports” below.

10.	Make recommendations to the board regarding material changes to equity-based plans, and review and

iv-1

approve allocations of shares of Company common stock in connection with stock option grants under the Company’s stock plan and Employee Stock Purchase Plan.

11.	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Committee Reports

The Committee shall produce the following reports and provide them to the Board:

1.	An annual Report of the Executive Compensation Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

2.	An annual performance evaluation of the Committee. The performance evaluation should also recommend to the Governance Committee whether any improvements to this charter are deemed necessary or desirable. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Committee Chair or any other member of the Committee designated by the Committee to make this report.

3.	A summary of the actions taken at each Committee meeting, which shall be presented by the Committee Chair to the Board at the next Board meeting.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of CEO, COO, or other senior executive compensation, this authority shall be vested solely in the Committee.

iv-2

DIRECTIONS:

Northbound on I-95
Please take Exit 7 (Greenwich Avenue) and proceed through the first intersection to next traffic light, where you should turn right onto Washington Boulevard. Continue through three traffic lights until you come to a stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

Southbound on I-95
Please take Exit 7 (Atlantic Street) and stay in the middle lane. At the fourth traffic light, turn left onto Washington Boulevard. Continue through three traffic lights until you come to a stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

From the Merritt Parkway
Please take Exit 34 (Long Ridge Road). Turn south onto Long Ridge Road. Follow Long Ridge Road for approximately 2 miles to Cold Spring Road and turn right onto Cold Spring Road. Bear left onto Washington Boulevard and follow to the end (approximately 2 miles under railroad and I-95). At stop sign make a left turn onto South Pacific Street and take an immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

Annual Meeting Admission Ticket

000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
ADD 5	2006 Annual Meeting of
ADD 6	Pitney Bowes Stockholders
May 8, 2006 9:00 a.m. Local Time
Pitney Bowes World Headquarters
One Elmcroft Road, Stamford, CT 06926-0700

Upon arrival, please present this
admission ticket and photo identification
at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	123456	C0123456789	12345

Please mark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Items 2 – 4.

A Election of Directors - The board of directors recommends a vote FOR the listed nominees.
1. Nominees:	For	Withhold		For	Withhold		For	Withhold		For	Withhold
01 - Anne Sutherland Fuchs			02 - James H. Keyes			03 - David L. Shedlarz			04 - David B. Snow, Jr.

B Items - The board of directors recommends a vote FOR the following items.				C Other Issues
	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as				Please mark this box with an X if you plan to attend the Annual Meeting.
independent registered public accounting firm for 2006.

3. Approval of Amended and Restated Key				Discontinue Annual Report Mailing for this Account.
Employees’ Incentive Plan.

4. Approval of the Pitney Bowes Inc. 1998 U.K. S.A.Y.E.				Comments
Stock Option Plan.				Please mark this box with an X if you have made any comments below.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Pitney Bowes’ proxy statement dated March 23, 2006.
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

	0 0 8 3 7 7 1	5 U P X	C O Y
002CD40006	00J05E

Telephone and Internet Voting Instructions

Dear Stockholder:
You can grant a proxy with respect to your shares through the Internet, by telephone or you can mail in your proxy card. If you grant a proxy card by Internet or by telephone, you need not return the proxy card.

To vote using the Telephone		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. For outside the United States or Canada, call
	1-781-575-2300. There is NO CHARGE to you for the call.	•	Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

Your telephone or Internet proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to grant a proxy with respect to your shares via telephone or Internet, there is no need for you to mail back your proxy card.

PROXY

PROXY SOLICITED ON BEHALF OF PITNEY BOWES BOARD OF DIRECTORS
DIRECTION TO T. ROWE PRICE TRUST COMPANY, TRUSTEE
Annual Meeting of Stockholders May 8, 2006

Michael J. Critelli, Bruce P. Nolop, Amy C. Corn, or any of them, with power of substitution are hereby appointed proxies of the undersigned to vote all common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 8, 2006, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting including the items as specified on the reverse side.

The undersigned, if a participant in the Pitney Bowes 401(k) Plan (the “Plan”), directs T. Rowe Price Trust Company, Trustee, to vote all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 8, 2006, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

All shares of $2.12 convertible preference stock and common stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Plan are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR Items 1–4. If a properly signed direction card regarding Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will be voted, with respect to Items 1–4, in the same proportion indicated by the voting instructions given by participants in the Plan.

In their discretion, the Proxies and/or the Trustee, as the case may be, are authorized to vote such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

Please mark, date and sign, and return promptly this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described above.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.